UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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THE E. W. SCRIPPS COMPANY
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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THE E. W. SCRIPPS COMPANY

Scripps Center

312 Walnut Street

Cincinnati, Ohio 45202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 5, 2014

TO THE SHAREHOLDERS OF THE E. W. SCRIPPS COMPANY

The Annual Meeting of the Shareholders of The E. W. Scripps Company (the “Company”) will be held at the Scripps Center, 10th floor conference center, 312 Walnut Street, Cincinnati, Ohio, on Monday, May 5, 2014, at 4:00 p.m., local time, for the following purposes:

1.	to elect directors;

2.	to hold an advisory (non-binding) vote to approve named executive officer compensation (a “say-on-pay vote”); and

3.	to transact such other business as may properly come before the meeting.

The board of directors has fixed the close of business on March 11, 2014, as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting and any adjournment thereof.

If you plan to attend the meeting and need special assistance because of a disability, please contact the secretary’s office at secretary@scripps.com.

We are furnishing our proxy materials to you under Securities and Exchange Commission rules that allow companies to deliver proxy materials to their shareholders on the Internet. On or about March 21, 2014, you were provided with a Notice of Internet Availability of Proxy Materials (“Notice”) and were provided access to our proxy materials over the Internet. The proxy materials include the 2013 Annual Report to Shareholders and the Proxy Statement.

We encourage you to attend the Annual Meeting. However, it is important that your shares be represented whether or not you are personally able to attend. Even if you plan to attend the Annual Meeting, please vote as instructed on the Notice, via the Internet or the telephone, as promptly as possible to ensure that your vote is recorded. Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. If you attend the meeting and your shares are registered in your name, you may withdraw your proxy at that time and vote your shares in person.

Your proxy is being solicited by the board of directors.

JULIE L. MCGEHEE, ESQ.
Secretary and Vice President

March 21, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2014

The Proxy Statement and Annual Report to Shareholders are available without charge at http://www.materials.proxyvote.com/811054

The E. W. Scripps Company

312 Walnut Street

Cincinnati, Ohio 45202

PROXY STATEMENT

2014 ANNUAL MEETING

May 5, 2014

This Proxy Statement is being furnished in connection with the solicitation of proxies by the board of directors of The E. W. Scripps Company, an Ohio corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”), which will be held on Monday, May 5, 2014, at the Scripps Center, 10th floor conference center, 312 Walnut Street, Cincinnati, Ohio, at 4:00 p.m. local time.

The close of business on March 11, 2014, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our shareholders primarily via the Internet under rules adopted by the U.S. Securities and Exchange Commission, instead of mailing printed copies of those materials to each shareholder. On March 21, 2014, we mailed to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report to Shareholders. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote via the Internet or by telephone.

This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. If you would prefer to continue to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

VOTING PROCEDURES

On March 11, 2014, the Company had outstanding 44,426,118 Class A Common Shares, $.01 par value per share (“Class A Common Shares”), and 11,932,722 Common Voting Shares, $.01 par value per share (“Common Voting Shares”). Holders of Class A Common Shares are entitled to elect the greater of three or one-third of the directors of the Company but are not entitled to vote on any other matters except as required by Ohio law. Holders of Common Voting Shares are entitled to elect all remaining directors and to vote on all other matters requiring a vote of shareholders. Each Class A Common Share and Common Voting Share is entitled to one vote upon matters on which such class of shares is entitled to vote.

To have a quorum necessary to conduct business at the meeting, it is necessary to have shares that represent (in person or by proxy) the holders of (i) a majority of our Class A Common Shares outstanding on the record date, and (ii) a majority of our Common Voting Shares outstanding on the record date. Shares represented in person or by proxy (including shares that abstain or do not vote with respect to a particular proposal and “broker non-votes” for proposals of routine matters) will be counted for the purpose of determining whether a quorum exists at the meeting for that proposal. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

If you are a shareholder of record (i.e., you directly hold your shares through an account with our transfer agent, Computershare), you can vote using one of the three methods described below. If you are a beneficial owner (i.e., you indirectly hold your shares through a nominee such as a bank or broker), you can vote using the methods provided by your nominee.

VOTE BY INTERNET www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information.	VOTE BY PHONE 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions.	TO REQUEST PAPER VOTING MATERIALS 1-800-579-1639 OR sendmaterial@proxyvote.com

SOLICITATION OF PROXIES

The solicitation of proxies is made by and on behalf of the board of directors. The Company will pay the cost of the solicitation of proxies, including the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of shares. The Company has retained Broadridge Financial Solutions, Inc. at an estimated cost of $1,000, to assist the Company in the solicitation of proxies from brokers, nominees, institutions and individuals.

PROPOSAL 1

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

A board of nine directors is to be elected, three by the holders of Class A Common Shares voting separately as a class and six by the holders of Common Voting Shares voting separately as a class. The nominating & governance committee recommended to the board of directors each of the nominees set forth below. In the election, the nominees receiving the greatest number of votes will be elected. Directors are elected by the shareholders for terms of one year and hold office until their successors are elected and qualify.

Each proxy for Class A Common Shares executed and returned by a holder of such shares will be voted for the election of the three directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Each proxy for Common Voting Shares executed and returned by a holder of such shares will be voted for the election of the six directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Although the board of directors does not contemplate that any of the nominees hereinafter named will be unavailable for election, in the event that any such nominee is unable to serve, the proxies will be voted for the remaining nominees and for such other person(s), if any, as the board may propose.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR WHICH YOU ARE ENTITLED TO VOTE FOR ELECTION AS A DIRECTOR.

REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following table sets forth certain information as to each of the nominees for election to the board of directors.

Name	Age	Director Since	Principal Occupation or Occupations/Business Experience for Past Five Years
Nominees for Election by Holders of Class A Common Shares

Roger L. Ogden(1)	68	2008	Retired since July 2007, President and General Manager KUSA Denver from August 1997 until July 2005, President and CEO Gannett Broadcasting from July 2005 until July 2007, Senior Vice President of Design, Innovation and Strategy for Gannett Co., Inc. from June 2006 until July 2007.

J. Marvin Quin	66	2009	Retired since May 2008, Chief Financial Officer of Ashland Inc. from 1992 until April 2008. Mr. Quin held various executive positions with Ashland from June 1972 through May 2008.

Kim Williams(2)	58	2008	Retired since 2006, Senior Vice President, Partner, and Associate Director of Global Industry Research at Wellington Management Company, LLP from 1995 until 2001, Senior Vice President, Partner, Global Industry Analyst from 1986 until 1995.

Nominees for Election by Holders of Common Voting Shares

Richard A. Boehne(3)	57	2008	Chairman of the Board, President and Chief Executive Officer of the Company since 2013. President and Chief Executive Officer of the Company since July 2008. Executive Vice President and Chief Operating Officer from April 2006 to June 2008, and Executive Vice President from February 1999 until June 2008.

Kelly P. Conlin	54	2013	Chairman and Chief Executive Officer of NameMedia, Inc. since 2006.

John W. Hayden(4)	56	2008	President and CEO of CJH Consulting. President and CEO of The Midland Company from 1988 to 2010.

Anne M. La Dow(5)	55	2012	Private investor and former Human Resources Director of the Ventura County Star.

Mary McCabe Peirce(5)(6)	65	2008	Trustee of The Edward W. Scripps Trust since March 2008.

Paul K. Scripps(5)	68	1986	Retired since January 2002, Vice President, Newspapers of the Company from November 1997 to December 2001 and Chairman from December 1989 to June 1997 of a subsidiary of the Company.

(1)	Mr. Ogden is a director of Chyron Corporation (a provider of broadcast graphics hardware, software and associated services to the television industry) and Worthpoint Company (an online resource for collectors).
(2)	Ms. Williams is a director of Weyerhauser Company (a forest products company) and Xcel Energy, Inc. (a utility company).
(3)	Mr. Boehne is a director of the Associated Press (an independent newsgathering organization).

(4)	Mr. Hayden is a director of Ohio National Financial Services (a mutual insurance and financial services company), CenterBank (a financial services company) and Hauser Private Equity (a private equity fund manager).
(5)	Ms. La Dow, Ms. Peirce, and Mr. Scripps are all Signatories to the Scripps Family Agreement. Ms. La Dow is a niece of Paul K. Scripps and a second cousin of Mary McCabe Peirce. Mr. Scripps and Ms. Peirce are second cousins.
(6)	Ms. Peirce is a director of Scripps Networks Interactive, Inc. (a diversified media company).

REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to persons known to management to be the beneficial owners, as of January 31, 2014, unless indicated otherwise in the footnotes below, of more than 5 percent of the Company’s outstanding Class A Common Shares or Common Voting Shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them. The percentages shown in the table are based on 44,062,505 Class A Common Shares and 11,932,722 Common Voting Shares outstanding as of January 31, 2014.

Name and Address of Beneficial Owner	Class A Common Shares	Percent of Class	Common Voting Shares	Percent of Class
Signatories to Scripps Family Agreement(1)	12,084,269	27.4%	11,130,723	93.3%
Bruce W. Sanford, Esq.
Baker & Hostetler LLP
Washington Square, Suite 1100
1050 Connecticut Avenue, NW
Washington, DC 20036-5304

Dimensional Fund Advisors(2)	3,811,771	8.7%	—	—
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746

Blackrock, Inc.(3)	3,040,952	6.9%	—	—
40 East 52nd Street
New York, NY 10022

(1)

The information in the table and this footnote is based on Amendment 4 to a Schedule 13D filed with the Securities and Exchange Commission on September 20, 2013, by descendants of Robert P. Scripps, descendants of John P. Scripps, certain trusts of which descendants of John P. Scripps or Robert P. Scripps are trustees or beneficiaries, and an estate of a descendant of Robert P. Scripps, all of whom or which are Signatories to the Scripps Family Agreement, which governs the voting of all Common Voting Shares held by them. The Signatories to the Scripps Family Agreement report shared voting power with each other with respect to the Common Voting Shares shown in the table. In addition to these Common Voting Shares, according to such Schedule 13D, two of the Signatories act as co-guardians with respect to 534,666 Common Voting Shares on behalf of a minor descendant who is not a party to the Scripps Family Agreement, and another Signatory acts as a trust advisor to trusts holding 267,333 Common Voting Shares for the benefit of certain minor descendants who are not party to the Scripps Family Agreement. Signatories of the Scripps Family Agreement also own 12,084,269 Class A Common Shares, and have the right to acquire 164,310 additional Class A Common Shares subject to currently exercisable options. Such options are held by Mr. Paul K. Scripps, who is a director of the company, and Mr. Edward W. Scripps, Jr. and Ms. Nackey E. Scagliotti, who are former directors of the Company. Class A Common Shares are not subject to the Scripps Family Agreement. The two Signatories mentioned above who act as co-guardians on behalf of a minor descendant who is not a party to the Scripps Family Agreement may be deemed to share beneficial ownership of a total of 653,204 Class A Common Shares held for the benefit of such minor descendant. The Signatory referred to above who acts as a trust advisor to trusts for the benefit of certain other minor descendants who are not party to the Scripps Family Agreement may be deemed to beneficially own 326,601 Class A Common Shares as trust advisor for such minor descendants. No single individual or trust that is a Signatory beneficially owns 5% or more of the Company’s outstanding Class A Common Shares. The following Signatories may be deemed to beneficially own, or share beneficial ownership with other Signatories of, more than 5 percent of the Common Voting Shares as a result of direct ownership or indirect ownership as trustees for various trusts or as co-guardians or advisors for the above-referenced minors: Barbara Victoria Scripps Evans (6.8%); Elizabeth A. Logan (6.7%); Mary McCabe Peirce (6.7%);

Paul K. Scripps (6.4%); Peter R. La Dow (8.4%); Rebecca Scripps Brickner (6.7%); and Virginia S. Vasquez (6.7%). See “Related Party Transactions – Scripps Family Agreement” below. The reporting parties filing the Schedule 13D are Virginia S. Vasquez, Rebecca Scripps Brickner, Estate of Robert P. Scripps, Jr., Edward W. Scripps, Jr., Corina S. Granado, Jimmy R. Scripps, Mary Ann S. Sanchez, Margaret E. Scripps (Klenzing), William H. Scripps, Marilyn J. Scripps (Wade), Adam R. Scripps, William A. Scripps, Gerald J. Scripps, Charles E. Scripps, Jr., Eli W. Scripps, Jonathan L. Scripps, Peter M. Scripps, Barbara Victoria Scripps Evans, Molly E. McCabe, John P. Scripps Trust FBO Peter M. Scripps under agreement dated 2/10/77, John P. Scripps Trust FBO Paul K. Scripps under agreement dated 2/10/77, John P. Scripps Trust Exempt Trust under agreement dated 2/10/77, John P. Scripps Trust FBO Barbara Scripps Evans under agreement dated 2/10/77, John Peter Scripps 1983 Trust, The Marital Trust of the La Dow Family Trust, Anne M. La Dow Trust under agreement dated 10/27/2011, The La Dow Family Trust under agreement dated 6/29/2004, John P. Scripps Trust FBO John Peter Scripps under agreement dated 12/28/84, John P. Scripps Trust FBO Ellen McRae Scripps under agreement dated 12/28/84, John P. Scripps Trust FBO Douglas A. Evans under agreement dated 12/24/84, Douglas A. Evans 1983 Trust, Ellen McRae Scripps 1983 Trust, Victoria S. Evans Trust under agreement dated 5/19/2004, Peter M. Scripps Trust under agreement dated 11/13/2002, Paul K. Scripps Family Revocable Trust under agreement dated 2/7/1994, Thomas S. Evans Irrevocable Trust under agreement dated 11/13/2012, Thomas S. Evans, Douglas A. Evans, Julia Scripps Heidt, Paul K. Scripps, Charles Kyne McCabe, Peter R. La Dow, J. Sebastian Scripps, Anne M. La Dow, Wendy E. Scripps, Nackey E. Scagliotti, Cynthia J. Scripps, Edith L. Tomasko, Mary McCabe Peirce, Elizabeth A. Logan, Eva Scripps Attal, John P. Scripps, Eaton M. Scripps, Megan Scripps Tagliaferri, Ellen McRae Scripps, Careen Cardin and Cody Dubuc.
(2)	Dimensional Fund Advisors LP filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 10, 2014. The information in the table is based on the information contained in such filing for the year ended 2013. Such report states that Dimensional Funds Advisors LP, has sole voting power over 3,705,112 shares and sole investment power over 3,811,771 shares.
(3)	Blackrock, Inc. filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on January 17, 2014. The information in the table is based on the information contained in such filing for the year ended 2013. Such report states that Blackrock, Inc. has sole voting power over 2,951,924 shares and sole investment power over 3,040,952.

REPORT ON THE SECURITY OWNERSHIP OF MANAGEMENT

The following information is set forth with respect to the Company’s Class A Common Shares and Common Voting Shares beneficially owned as of January 31, 2014, by each director and each nominee for election as a director of the Company, by each named executive officer, and by all directors and executive officers of the Company as a group. As of January 31, 2014, there were 44,062,505 Class A Common Shares outstanding and 11,932,722 Common Voting Shares outstanding. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them.

Name of Individual or Number of Persons in Group	Class A Common Shares (1)	Exercisable Options (2)	Restricted Share Units (3)	Phantom Shares (4)	Total Class A Common Shares (5)	Percent of Class	Common Voting Shares	Percent of Class
Richard A. Boehne	327,176	669,013	206,808	—	1,202,997	2.7%	—	—
Kelly P. Conlin	—	—	—	—	—	*	—	—
John W. Hayden	47,107	104,000	—	55,038	206,145	*	—	—
Anne M. La Dow (6) (7)	3,184	—	—	—	3,184	*	39,552	*
Roger L. Ogden	47,150	70,574	—	—	117,724	*	—	—
Mary McCabe Peirce (7) (8)	992,295	—	—	—	992,295	2.3%	801,999	6.7%
J. Marvin Quin	54,735	—	—	13,970	68,705	*	—	—
Paul K. Scripps (7) (9)	49,362	84,504	—	—	133,866	*	765,021	6.4%
Kim Williams	47,174	104,000	—	26,401	177,575	*	—	—
William Appleton	84,755	—	—	—	84,755	*	—	—
Brian G. Lawlor	19,796	81,373	—	—	101,169	*	—	—
Timothy E. Stautberg	143,555	122,064	—	—	265,619	*	—	—
Timothy M. Wesolowski	40,584	—	—	—	40,584	*	—	—
Other officers not named individually (10)	79,084	98,585	19,099	—	196,768	*	—	—
All directors and executive officers as a group (16 persons)	1,935,957	1,334,113	225,907	95,409	3,591,386	8.2%	1,606,572	13.5%

*	Shares owned represent less than 1 percent of the outstanding shares of such class of stock.
(1)	The shares listed for each of the executive officers and directors represent his or her direct or indirect beneficial ownership of Class A Common Shares.
(2)	The shares listed for each of the executive officers and directors include Class A Common Shares underlying options exercisable at January 31, 2014, and options that will be exercisable within 60 days of January 31, 2014.
(3)	The shares listed for each of the executive officers and directors include Class A Common Shares underlying restricted share units that are convertible within 60 days of January 31, 2014, and have no additional vesting requirements.
(4)	Mr. Hayden received an award of phantom shares and has chosen payment in cash rather than payment in Class A Common Shares. Mr. Quin and Ms. Williams received an award of phantom shares and have elected payment in Class A Common Shares.
(5)	None of the shares listed for any officer or director is pledged as security for any obligation.
(6)	Includes shares held by the Anne M. La Dow Trust under agreement dated 10/27/2011, of which Ms. La Dow is trustee.
(7)	Ms. Peirce, Ms. La Dow and Mr. Scripps are Signatories to the Scripps Family Agreement. See “Related Party Transactions – Scripps Family Agreement” below.
(8)	Includes 653,204 Class A Common Shares and 534,666 Common Voting Shares held as co-guardian with Elizabeth A. Logan for the benefit of a minor who is not a party to the Scripps Family Agreement.
(9)	Class A Common Share holdings include currently exercisable options to purchase 84,504 shares. Class A Shares and Common Voting Shares also include shares held by (a)(i) the John P. Scripps Trust FBO Barbara Scripps Evans under agreement dated 2/10/77, (ii) the John P. Scripps Trust FBO Paul K. Scripps under agreement dated 2/10/77, (iii) the John P. Scripps Trust FBO Peter M. Scripps under agreement dated 2/10/77, and (iv) the John P. Scripps Trust Exempt Trust under agreement dated 2/10/77, of which the Reporting Person is a co-trustee with Ms. Evans and Mr. La Dow, and (b)(i) the Ellen McRae Scripps 1983 Trust, (ii) the John P. Scripps Trust FBO Ellen McRae Scripps under agreement dated 12/28/1984, and (iii) the Paul K. Scripps Family Revocable Trust under agreement dated 2/7/1994, of which the Reporting Person is trustee.
(10)	The shares listed include shares beneficially owned by three executive officers who are not listed individually.

REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

2013 Board Meetings

During 2013, the board held four regularly scheduled meetings and two telephonic meetings. All directors attended at least 75 percent of the meetings of the board and of the committees on which they served during the year ended December 31, 2013.

Executive Sessions of Directors

During 2013, executive sessions of non-management directors were held regularly. The director who presided at these meetings was the chair of the board of directors or another director selected by the board at the time of such meeting.

Committee Charters

The charters of the audit, compensation and nominating & governance committees are available for review on the Company’s Web site at www.scripps.com by first clicking on “Investor Information,” and then on “Corporate Governance,” and then on “Highlights.” Copies are available in print to any shareholder who requests a copy by contacting the Company’s secretary at secretary@scripps.com or by mail at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202.

Committees of the Board of Directors

Executive Committee. Richard A. Boehne, J. Marvin Quin and Mary McCabe Peirce are the members of the executive committee. This committee may exercise all of the powers of the board in the management of the business and affairs of the Company between board meetings except the power to fill vacancies on the board or its committees. The executive committee meets only as necessary. During 2013, the executive committee did not hold any meetings.

Audit Committee. J. Marvin Quin (chair), Kelly P. Conlin, John W. Hayden and Kim Williams are the members of the audit committee. The purpose of the committee is to assist the board in fulfilling its oversight responsibility relating to (1) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (2) the performance of the internal audit services function; (3) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence, performance and fees; (4) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (5) the review of the Company’s enterprise risk issues; and (6) the fulfillment of all other responsibilities as outlined in its charter. The internal and independent auditors have unrestricted access to the audit committee. The committee meets privately with each of the independent auditors, the internal auditors and management. During 2013, the audit committee held four meetings.

Compensation Committee. Roger L. Ogden (chair), Mary McCabe Peirce and Kim Williams are the members of the compensation committee. The committee is appointed by the board of directors to discharge the board’s responsibilities relating to compensation of the Company’s directors and officers. The committee reviews and approves the company’s compensation principles that apply generally to Company employees. It also reviews and approves the Company’s goals and objectives relevant to compensation of the chief executive officer and executive officers with the title of senior vice president or higher (“senior executives”) and evaluates their performance in light of those goals and objectives. Annually the compensation committee conducts a performance review of the CEO the results of which are shared with the entire board of directors. With respect to senior executives, the committee reviews and approves a peer group of companies against which it compares the Company’s compensation programs and practices for senior executives and directors. The committee reviews all of the components of the chief executive officer’s and the senior executives’ compensation, including goals and objectives, employment arrangements, severance arrangements or plans, incentive plans, employee benefit plans, perquisite arrangements, the Incentive Compensation Recoupment Policy (“claw-back policy”) and stock ownership guidelines, and makes recommendations to the board of directors. The committee has the authority to administer the cash-based incentive plans, severance arrangements or plans and change in control arrangements or plans covering the chief executive officer and senior executives. The committee is also responsible for reviewing the result of any shareholder advisory votes regarding the compensation of the Company’s named executive officers and making recommendations to the board on how to respond to those votes as well as recommending to the board whether to hold the shareholder advisory vote every one, two or three years. The committee oversees the annual review of the Company’s compensation policies and practices for all employees, including non-senior executives, to determine whether they create financial risks.

With respect to any funded employee benefit plans covering employees of the Company subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, the Committee has the definitive authority to appoint and terminate the named fiduciary or named fiduciaries of such plan(s). The committee reviews succession planning relating to positions held by senior officers of the Company and reviews director compensation and makes recommendations with respect thereto to the board of directors. The committee has the authority to engage outside consultants to assist in determining appropriate compensation levels for the chief executive officer, other senior managers or directors. In 2013, the committee retained Meridian Compensation Partners, LLC to assist it in developing and reviewing our executive and director compensation strategy and program. The committee is also responsible for producing an annual report for inclusion in the Company’s proxy statement and reviewing and approving the Compensation Discussion and Analysis and related compensation disclosures included in the Company’s proxy statement. During 2013, the compensation committee held four meetings.

Nominating & Governance Committee. John W. Hayden (chair), Anne M. La Dow and Paul K. Scripps are the members of the nominating & governance committee. The purpose of the committee is (1) to assist the board by identifying individuals qualified to become board members and to recommend director nominees to the board; (2) to recommend to the board corporate governance principles that might be applicable to the Company; (3) to lead the board in its annual review of the board’s performance; and (4) to recommend to the board nominees for each committee of the board. During 2013, the nominating & governance committee held four meetings.

CORPORATE GOVERNANCE

The board of directors is committed to good corporate governance, good business practices and transparency in financial reporting. The nominating & governance committee annually reviews the Company’s corporate governance principles, a copy of which is available on the Company’s Web site by first clicking on “Investor Information,” and then on “Corporate Governance,” and then on “Highlights.” Copies are available in print to any shareholder who requests a copy by contacting the Company’s secretary at secretary@scripps.com or at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202.

Board Leadership

Richard A. Boehne, the Company’s President and Chief Executive Officer, serves as chairman of the board. Mr. Quin serves as the lead independent director.

Charitable Contributions

The Company has not made any charitable contributions, where the amount exceeded $1 million or 2 percent of such charity’s consolidated gross revenues, to any charitable organization of which a director is an executive officer.

Code of Conduct

The Company demonstrates its commitment to operate at the highest ethical standards by enforcing the principles in its Code of Conduct, which is applicable to all employees. The Company’s chief ethics officer is responsible for implementation and oversight of the ethics program and reports to the nominating & governance committee on quarterly activity. Additionally, the Company has in place a Code of Business Conduct and Ethics for the Chief Executive Officer and the Senior Financial and Accounting Officers. It is the responsibility of the nominating & governance committee and the Chief Financial Officer to make sure that this policy is operative and has effective reporting and enforcement mechanisms. Both the Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers and the Code of Conduct are available for review on the Company’s Web site at www.scripps.com (click on “Investor Information” and then on “Corporate Governance”) and to any shareholder who requests a printed copy from the Company’s secretary at secretary@scripps.com or at 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202.

The Company believes it has an obligation to provide employees with the guidance and support needed to ensure that lawful and ethical choices are made at work. To support this commitment, the Company requires all employees to take an online code of conduct learning module bi-annually to ensure that employees understand the Code of Conduct and the importance that the Company places on ethical behavior and compliance with the law. In addition, the Company has established a means for employees to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Ethics relating, among other things, to: accounting and auditing matters; antitrust activity; confidentiality and misappropriation; conflict of interest; discrimination or harassment; diverting of product or business activity; embezzlement; employee relations; falsification of contracts, reports or records; gifts or entertainment; improper supplier or contractor activity; leadership or management issues; securities law violations; sexual harassment; substance abuse; theft; or unsafe working conditions. To submit a report, an employee may call a toll-free number that is answered by a trained professional of EthicsPoint, an independent firm. This number (888-397-4911) is operational 24 hours a day, seven days a week. Employees may also raise questions online through the Internet (www.ethicspoint.com) or by a direct phone line to the Company’s chief ethics officer.

Communications with Directors

Shareholders and other interested parties wishing to communicate with the board of directors may do so by addressing letters to the secretary of the Company at secretary@scripps.com or by mail at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202. The board has instructed the secretary to review all communications so received (via e-mail or regular mail), and to exercise her discretion not to forward to the directors correspondence that is not germane to the business affairs of the Company. Correspondence not forwarded will be retained for one year, and any director may request the secretary to forward any and all such communications to the directors.

Director Attendance at Annual Meetings of Shareholders

The Company does not have a policy with regard to attendance by board members at the Annual Meeting of Shareholders. All board members attended the Company’s 2013 Annual Meeting of Shareholders.

Director Education

New directors attend an orientation session that introduces them to the Company’s operations and to the members of management. Thereafter, directors are informed on a regular basis of various director educational programs offered by governance and director organizations. The Company pays for the continuing education of its directors. The director orientation policy is reviewed by the nominating & governance committee annually.

Director Independence

The board of directors of the Company has determined that, with the exception of Richard A. Boehne, the President and Chief Executive Officer of the Company, all of the directors and nominees for director are independent under the standards established by the New York Stock Exchange. All of the members of the nominating & governance committee and compensation committee are independent under such standards.

Director Independence — Audit Committee

The board of directors of the Company has determined that none of the current members of the audit committee has any relationship with the Company that could interfere with his or her exercise of independence from management and the Company. Each of the members satisfies the definitions of independence set forth in the rules promulgated under the Sarbanes-Oxley Act and in the listing standards of the New York Stock Exchange. The board determined that each member of the committee is financially literate as defined under the current NYSE rules and that Mr. Quin is an audit committee financial expert as defined in the Securities and Exchange Commission rules adopted under the Sarbanes-Oxley Act.

Director Independence — Controlled Company Status

The New York Stock Exchange requires listed companies to have a majority of independent directors on their boards and to ensure that their audit committee, compensation committee and nominating & governance committee are composed entirely of independent directors as well. A company that qualifies as a “controlled company” does not have to comply with these independence rules so long as it discloses to shareholders that the company qualifies as a “controlled company” and that it is relying on this exemption in not having a majority of independent directors on the board or not having audit, compensation, and nominating & governance committees comprised entirely of independent directors. A “controlled company” is a listed company of which more than 50 percent of the voting power is held by an individual, a group, or another company. The Signatories to the Scripps Family Agreement hold a majority of the Company’s outstanding Common Voting Shares. As such, the Company qualifies as a “controlled company” and may rely on the NYSE exemption. The Company is not relying at present on that exemption.

Director Nominations

The nominating & governance committee will consider any candidate recommended by the shareholders of the Company in light of the committee’s criteria for selection of new directors. If a shareholder wishes to recommend a candidate, he or she should send the recommendation, with a description of the candidate’s qualifications, to: Chair, Nominating & Governance Committee, c/o Ms. Julie McGehee, The E. W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202 or at secretary@scripps.com. In the past, the committee has hired an independent consultant to assist with the identification and evaluation of director nominees and may do so in the future.

Director Qualifications and Diversity

When selecting director nominees, the nominating & governance committee considers requirements of applicable law and listing standards, as well as the director qualification standards highlighted in the Company’s corporate governance principles. The committee is responsible for reviewing with the board the requisite skills and characteristics of board candidates as well as the diversity and composition of the board as a whole. A person considered for nomination to the board must be a person of high integrity. Other factors considered are independence, age, gender, skills, industry knowledge and experience in the context of the needs of the board. The board does not have a formal diversity policy. The nominating & governance committee makes recommendations to the board regarding the selection of director nominees.

For each director nominee at the Company’s 2014 annual meeting of shareholders, the board considered each of the factors highlighted in the preceding paragraph, and the nominees’ biographical information and work experience and determined that, if elected, the nominees would enable the board as a whole to perform its duties in an efficient and effective manner. Among other things, all of the nominees bring integrity and good business judgment to board discussions. More specifically, Mr. Ogden, Ms. Williams, Mr. Boehne, Mr. Conlin and Mr. Scripps bring a working knowledge of the industry or have direct newspaper, television or digital experience; Mr. Hayden is a retired chief executive officer; Mr. Quin brings financial expertise to the discussions; and Ms. Peirce (Scripps family member and Trustee of The Edward W. Scripps Trust) and Ms. La Dow (Scripps family member and former employee of a subsidiary of the Company), bring to the board institutional knowledge and a thorough understanding of our history and vision.

Director Service on Other Audit Committees

None of the Company’s directors currently serves on the audit committees of more than three public companies.

Risk Oversight — the Board’s Role

Risk oversight is a key responsibility of the board of directors, the fulfillment of which is of primary importance to the Company. Through its periodic review of the Company’s business strategies, the board assesses management’s perception of and tolerance for risk and advises on the appropriate level of risk for the Company. The audit committee of the board of directors reviews and discusses the Company’s risk assessment and risk management policies with management on a quarterly basis. The Company’s governance, enterprise risk management and compliance (“GRC”) committee reports quarterly to the audit committee, and the committee’s written risk management report is included in the board’s quarterly meeting materials. The GRC committee is chaired by the Company’s General Counsel (chief compliance officer), who reports directly to the audit committee on compliance matters, and its members are division leaders and heads of key functional areas such as finance, human resources and information technology.

AUDIT COMMITTEE MATTERS

Responsibilities

The audit committee is comprised solely of independent directors and, among other things, is responsible for the following reviews, approvals and processes.

•	The engagement of the Company’s independent auditors.

•	The determination as to the independence and performance of the independent auditors.

•	The determination as to the performance of the internal auditors.

•	Review of the scope of the independent audit and the internal audit plan.

•	Pre-approval of audit and non-audit services.

•	Review of disclosure controls and procedures.

•	Review of management’s annual report on internal controls over financial reporting.

•	Review of annual and quarterly Securities and Exchange Commission filings.

•	Review of communications required to be reported to the committee by the independent auditors.

•	Review of certain regulatory and accounting matters with internal and independent auditors.

•	Consultation with independent auditors.

•	Preparation of its report for the proxy statement.

•	Committee performance evaluation.

•	Review of policies for employing former employees of the independent auditors.

•	Establishment of “whistleblowing” procedures.

•	Review of legal and regulatory compliance.

•	Review enterprise risk issues.

•	Review of certain transactions with directors and related parties.

In discharging its oversight responsibility as to the audit process, the audit committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2013, with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The committee also discussed with the Company’s internal auditor, and with Deloitte & Touche LLP, and its subsidiaries and affiliates (“Deloitte”), the Company’s independent registered public accounting firm for the year ended December 31, 2013, the overall scope and plan for their respective audits. The committee meets with the internal auditor and Deloitte, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Independence of the External Auditors

The Audit Committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the committee subject to certain restrictions. The policy sets out the specific services pre-approved by the committee and the applicable limitations, while ensuring the independence of the independent auditors to audit the Company’s financial statements is not impaired.

Service Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth fees for all professional services rendered by Deloitte to the Company for the years ended December 31, 2013, and December 31, 2012.

	2013	2012
Audit fees	$1,433,500	$1,360,000
Audit-related fees	39,349	88,843

Total audit and audit-related fees	1,472,849	1,448,843
Tax fees	92,023	74,750

Total fees	$1,564,872	$1,523,593

Services Provided by Deloitte

All services provided by Deloitte are permissible under applicable laws and regulations. The Company has adopted policies and procedures for pre-approval of services by Deloitte. The fees paid to Deloitte shown in the table above were all pre-approved in accordance with these procedures and include:

Audit Fees — These are fees for professional services performed by Deloitte for the audit of the Company and certain subsidiary companies, review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees — These are fees for assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: employee benefit and compensation plan audits paid by the Company; due diligence related to mergers and acquisitions; other attestations by Deloitte, including those that are required by statute, regulation or contract; and consulting on financial accounting/reporting standards and controls.

Tax Fees — These are fees for professional services performed by Deloitte with respect to tax compliance and tax returns. This includes review of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims, payment planning/tax audit assistance; and tax work stemming from “Audit-Related” items.

These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in Deloitte’s core work, which is the audit of the Company’s consolidated financial statements. The Committee concluded that Deloitte’s provision of audit and non-audit services to the Company and its affiliates is compatible with Deloitte’s independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

In connection with the financial statements for the fiscal year ended December 31, 2013, the Audit Committee has:

(1)	reviewed and discussed the audited financial statements with management; and

(2)	discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1 AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

(3)	received the written disclosures and letter from Deloitte required by applicable requirements of the Public Accounting Oversight Board regarding Deloitte’s communication with the audit committee concerning independence, and has discussed with Deloitte, Deloitte’s independence.

Based upon these reviews and discussions, the audit committee recommended to the board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

The Audit Committee

J. Marvin Quin, Chair
Kelly P. Conlin
John W. Hayden
Kim Williams

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company’s board of directors (collectively, the “Committee”) has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

The foregoing report is provided by the following directors, who constitute the Committee:

The Compensation Committee

Roger L. Ogden, Chair
Mary McCabe Peirce
Kim Williams

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains the Company’s 2013 compensation program for our named executive officers:

•	Richard A. Boehne, President and Chief Executive Officer

•	Timothy M. Wesolowski, Senior Vice President/Chief Financial Officer and Treasurer

•	Brian G. Lawlor, Senior Vice President/Television

•	Timothy E. Stautberg, Senior Vice President/Newspapers

•	William Appleton, Senior Vice President/General Counsel

Executive Summary

Our executive compensation program is designed to meet the following objectives that align with and support our strategic business goals:

•	Improve the cash flow generated by our business over time;

•	Attract and retain executive leaders who will drive long-term value for shareholders and transform our business; and

•	Provide compensation opportunities that align with shareholders’ long-term interests.

What We Do

•	Provide Variable Compensation: A meaningful portion of our named executive officers’ compensation is “variable” or “at risk,” which means a portion of their compensation is directly contingent upon achieving specific results that are essential to the Company’s long-term success and growth in shareholder value. The variable compensation elements consist of: (i) an annual incentive opportunity based on the achievement of certain Company-wide and divisional free cash flow and revenue goals; and (ii) performance-based restricted share units, which are earned based on achievement of the Company-wide free cash flow goal and vest over a four year period. We believe that free cash flow is the most appropriate focus for our incentive compensation programs because it is vital to the success of our business moving forward. Furthermore, we believe that any risk inherent in focusing on free cash flow under the annual and long-term incentive plans is mitigated by the long-term vesting schedule of our equity awards, our stock ownership guidelines and our clawback policy.

•	Require Holding Periods for Performance Awards: We subject a meaningful portion of earned performance-based restricted share units to a time-based vesting schedule following the end of the performance period. This practice encourages our executives to generate performance results that translate into sustained, long-term shareholder value.

•	Impose Stock Ownership Guidelines: Our stock ownership policy requires our executive officers to hold a minimum level of our Class A common shares to ensure that each executive has personal wealth tied to the long-term success of the Company and, therefore, has interests that are aligned with those of our shareholders.

•	Maintain a Clawback Policy: We maintain a clawback policy, under which we require the reimbursement of any incentive compensation if the payment was predicated upon financial results that were subsequently the subject of a restatement caused by the recipient’s fraud or misconduct.

•	Minimize Compensation Risks: We periodically review our compensation program to confirm that our policies and practices are not creating excessive or inappropriate risks. We believe that our compensation program provides an appropriate balance between current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executive roles. Further, we do not use highly-leveraged performance goals, but instead provide incentive opportunities that are based on balanced performance metrics to promote disciplined progress toward exceeding long-term goals. All payouts are capped at a pre-established percentage of base salary.

•	Review Share Utilization: We annually review overhang levels (the dilutive impact of equity awards on our shareholders) and run rates (the aggregate shares awarded as a percentage of total outstanding shares). Our goal is to annually grant awards for a number of shares that is less than 2 percent of our outstanding shares to all participants in the Long-Term Incentive Plan.

•	Retain An Independent Consultant: The Compensation Committee of the board of directors of the Company (the “Compensation Committee” or “Committee”) retains an independent consultant to assist in developing and reviewing our executive compensation strategy and program. The Committee, with the assistance of the independent consultant, regularly evaluates the compensation practices of our peer companies to confirm that our compensation programs are consistent with market practice.

Core Compensation Elements

The following is a brief summary of each element of the core compensation program for our named executive officers.

Base Salary

We provide competitive base salaries to attract and retain key executive talent. In 2013, base salaries for our named executive officers did not change, except that:

•	Mr. Wesolowski received a 6 percent market-based increase in base salary to align his base salary with the 50th percentile of our peers; and

•	Mr. Appleton received a 6 percent increase in base salary to realign his salary with pre-2009 levels. In 2009, Mr. Appleton agreed to reduce his base salary by 10 percent to support our cost cutting initiatives. We restored approximately one-half of that reduction in 2012 and the remainder in 2013.

Annual Incentive

The Company maintains an annual incentive program, under which our named executive officers are eligible to receive annual cash payments based on the extent to which certain operational goals are achieved. The Compensation Committee believes an annual incentive program is an important component of total compensation because:

•	It rewards executives for achieving annual operating results; and

•	It is a performance-based component that provides “variable” or “at risk” compensation.

In 2013, the target annual incentive opportunities remained the same at 95 percent for Mr. Boehne and 50 percent for each of the other named executive officers. The incentive program for 2013 was based on Company free cash flow (90 percent) and Company revenue (10 percent) for all named executives except for Mr. Lawlor and Mr. Stautberg. Their incentive program was based two-thirds on Company free cash flow and one-third on Broadcast and Newspaper free cash flow and revenue, respectively, to reflect their responsibility for those divisions.

	Free Cash Flow			Revenue
Name	Company	Newspaper	Broadcast	Company	Newspaper	Broadcast
Mr. Boehne	90%	—	—	10%	—	—
Mr. Wesolowski	90%	—	—	10%	—	—
Mr. Lawlor	67%	—	24.75%	—	—	8.25%
Mr. Stautberg	67%	24.75%	—	—	8.25%	—
Mr. Appleton	90%	—	—	10%	—	—

The free cash flow and revenue goals each have threshold, target and maximum performance levels, with payout levels equal to 50 percent for threshold performance, 100 percent for target performance and 150 percent for maximum performance; provided that if actual performance for a goal falls below the threshold level, then no payout will be earned for that goal. The following tables set forth the free cash flow and revenue targets for 2013 and related achievement levels:

Free Cash Flow (in millions)	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual Results	Payout Level
Company	$56.2	$70.2	$84.2	$53.4	0%
Newspaper	$26.8	$33.5	$40.2	$26.2	0%
Broadcast	$81.2	$101.5	$121.8	$88.6	68%

Revenue (in millions)	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual Results	Payout Level
Company	$770.9	$856.5	$942.2	$816.9	77%
Newspaper	$356.8	$396.4	$436.0	$384.5	85%
Broadcast	$404.8	$449.8	$494.8	$422.8	70%

Based on these results, the payout level for each named executive officer was as follows:

Name	Payout Level
Mr. Boehne	7.7%
Mr. Wesolowski	7.7%
Mr. Lawlor	22.6%
Mr. Stautberg	7.0%
Mr. Appleton	7.7%

The performance goals were defined as follows:

Performance Goals

•	Company Free Cash Flow: Consolidated operating income, as reported in our Annual Report on Form 10-K (the “Annual Report”) for the period ending December 31, 2013, excluding depreciation, amortization of intangible assets, impairment charges for property, equipment or intangible assets, restructuring costs, expenses incurred in association with a business acquisition, and any amounts recorded for pension expense, less additions to property, plant and equipment, each as listed in the Annual Report, and excluding any amounts recorded for the annual incentive earned under the plan, and adjusted for any difference between actual digital expenses included in operating income for 2013 and the budget for those digital expenses.

•	Company Revenues: Consolidated operating revenues as reported in the Annual Report for 2013.

•	Division Free Cash Flow: Segment profit or loss less additions to property, plant and equipment, each as reported in the Annual Report for 2013.

•	Division Revenues: Segment operating revenues as reported in the Annual Report for 2013.

For more information on the 2013 annual incentive opportunities for our named executive officers, please refer to the “2013 Grants of Plan-Based Awards” section of this proxy statement. The amount of the 2013 annual incentive payments is set forth in the Non-Equity Incentive Plan Compensation column of the “2013 Summary Compensation Table” of this proxy statement.

Long-Term Incentives

In 2013, the Compensation Committee granted awards of time-based and performance-based restricted share units under the Long-Term Incentive Plan to the named executive officers. The Committee believes that a competitive long-term incentive program is an important component of total compensation because:

•	It enhances retention of executives;

•	It rewards executives for increasing stock price and developing long-term value; and

•	It provides executives with an opportunity for stock ownership to align their interests with those of our shareholders.

Long-Term Incentive Opportunities

The Compensation Committee approved the target value of the equity award for each named executive officer based on his or her position and level of responsibility and historical equity grant levels. In 2013, the Compensation Committee maintained the target value for equity awards at 2012 levels: $900,000 for Mr. Boehne and $300,000 for the other named executive officers.

The target value was converted into a number of shares by dividing the applicable target value of the long-term incentive opportunity set forth above by the average of the closing per-share price of our Class A common shares for the 30 trading days immediately preceding and including the effective date of the equity award. The resulting number of shares was allocated 70 percent to time-based restricted share units and 30 percent to performance-based restricted share units with a one-year performance period tied to achieving our Company-wide free cash flow target under the annual incentive plan of at least $70.2 million. As a result of the conversion methodology described above, the grant date fair value of the awards for financial accounting purposes, which is based on the fair market value of the shares on the date of grant and listed in the “2013 Summary Compensation Table” and the “Grants of Plan-Based Awards” table in this proxy statement, differs from the target value listed above.

Vesting of the time-based restricted share units will occur over a four year period and a similar vesting schedule applies to the performance-based grant if the free cash flow target is achieved or exceeded.

The time-based restricted share units are intended to foster employee stock ownership, align the interests of management with those of our shareholders, and enhance our retention program. Moreover, the time-based awards, combined with the Company’s stock ownership requirements, are intended to provide a direct incentive for our management to build sustained, long-term shareholder value.

At the same time, the Committee wanted to tie a portion of the long-term incentive opportunity to performance-based restricted share units so that our executives would focus on achieving our Company-wide free cash flow goal for 2013. Our actual Company-wide free cash flow for 2013 was $53.4 million (compared to a goal of $70.2 million), meaning that the performance-based restricted share units for our named executive officers were not earned.

Equity Grant Practices

The Compensation Committee typically approves annual equity awards at its February meeting which is usually set two years in advance. The annual equity awards are effective three weeks after the board of directors February meeting. In order to mitigate the impact of fluctuations in our stock price, award values are converted into a number of shares by dividing the applicable dollar value of the long-term incentive opportunity by the average of the closing per share prices of our Class A common shares for the 30 trading days immediately preceding and including the effective date of the equity award. The Committee does not grant equity compensation awards in anticipation of the release of material nonpublic information. Similarly, the Company does not time the release of material nonpublic information to coincide with equity award grant dates.

Additional Information

For more information on the equity awards granted to our named executive officers in 2013, please refer to the “2013 Grants of Plan-Based Awards” table in this proxy statement. For information about the total number of equity awards outstanding as of the end of 2013 with respect to each named executive officer, please refer to the “2013 Outstanding Equity Awards at Fiscal Year-End” tables of this proxy statement.

Additional Compensation Policies and Practices

In addition to the core compensation program described above, we utilize several other compensation policies and practices that further our strategic objectives, promote sound governance practices, and deliver pay-for-performance.

Say-on-Pay Vote

As in previous years, shareholders continued to show strong support for our executive compensation program by approving the compensation of our named executive officers at our 2013 Annual Meeting. The Compensation Committee views the support of shareholders as a strong endorsement of our compensation program and our emphasis on a pay-for-performance culture.

Incentive Compensation Recoupment Policy

We have adopted a clawback policy in order to support the goal of accuracy of our financial statements and align our executives’ long-term interests with those of our shareholders. Under this policy, each officer must repay, as directed by the board of directors, any annual incentive or other performance-based award received by him or her after November 16, 2009, if:

•	The payment of such compensation was based on the achievement of financial results that were later the subject of a restatement of our financial statements; and

•	The Committee determines that the officer’s fraud or misconduct caused or contributed to the need for the restatement.

Stock Ownership Requirements

In February 2011, the Compensation Committee established stock ownership targets for our named executive officers to achieve by February 2016 (August 2016 for Mr. Wesolowski). The ownership guidelines were implemented to encourage named executive officers to maintain a meaningful equity interest in the Company and a shared commitment to value creation. We believe the equity ownership interests that result from our stock ownership guidelines will enhance the motivation of our executives.

Named Executive Officer	Ownership Guideline by Target Date (multiple of base salary)	Target Number of Shares (based on 1/31/2014 price of $18.41)	Actual Ownership (as of 1/31/2014)
Mr. Boehne	3x	110,809	533,984
Mr. Wesolowski	2x	39,109	96,148
Mr. Lawlor	2x	49,973	88,732
Mr. Stautberg	2x	47,800	223,946
Mr. Appleton	2x	40,739	153,691

Retirement Plans

In order to retain key executive talent, the Committee believes it is important to provide the executive officers, including named executive officers, with retirement benefits that are in addition to those generally provided to its employees. As a result:

•	We supplement the pension plan for executives who began employment prior to July 1, 2008, and whose pay exceed the Internal Revenue Service (“IRS”) limitations, through the Scripps Supplemental Executive Retirement Plan (“SERP”). For more information on the pension plan and the SERP, please refer to the “Pension Benefits” table of this proxy statement.

•	Named executive officers may defer specified portions of their compensation under the Executive Deferred Compensation Plan and receive matching contributions, in each case in excess of what they are able to defer under our 401(k) plan due to IRS limitations. For more information about the Executive Deferred Compensation Plan, please refer to the “Non-Qualified Deferred Compensation” table of this proxy statement.

•	Under the Transition Credit Plan, “excess” age and service credits are made on behalf of named executive officers whose contributions under the 401(k) plan are subject to limits imposed by the

Internal Revenue Code. The Transition Credit Plan is effective from 2011 to 2015. For more information about the Transition Credit Plan, please refer to the “Non-Qualified Deferred Compensation” table of this proxy statement.

Health, Welfare and Other Personal Benefits

The named executive officers are entitled to participate in all health, welfare, fringe benefit and other arrangements generally available to other employees. The Company may also provide its officers, including its named executive officers, with limited additional perquisites and other personal benefits. For example, named executive officers are provided a financial planning benefit. Additionally, the named executive officers are eligible for an annual executive physical. Typically, the majority of the cost associated with this benefit is covered under the established health care plans; however, if certain tests or procedures are not covered, the Company will pay the difference.

For more information about the perquisites provided in 2013 to each named executive officer, please refer to the “All Other Compensation” column of the Summary Compensation Table of this proxy statement.

Employment Agreements, Executive Severance Plan and Change in Control Plan

The Committee believes severance protections convey the Company’s commitment to each named executive officer while offering flexibility for any potential changes in compensation or duties. Accordingly, the Company provides severance protections for named executive officers under an employment agreement (for Mr. Boehne only), the Executive Severance Plan and the Change in Control Plan.

Employment Agreement

We maintain an employment agreement with Mr. Boehne. The employment agreement has an annual three-year term ending August 7, 2014. On that date, the initial term will automatically renew for one year and continue through August 7, 2015. The agreement provides for severance benefits in the event of an involuntary termination of employment without “cause” or a termination for “good reason,” death or disability, as more fully described in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

Executive Severance Plan

Each of the named executive officers other than Mr. Boehne participates in the Executive Severance Plan. Upon an involuntary termination without “cause,” the covered executives are entitled to: (i) a pro-rated annual incentive, based on actual performance for the entire year; (ii) one times base salary and target annual incentive; (iii) accelerated vesting of Company equity awards (with options remaining outstanding for the remainder of their terms); and (iv) continued payment of monthly health care premiums for up to one year (subject to reduction if the participant becomes re-employed). The Company may amend or terminate the plan at any time, without notice or participant consent.

Change in Control Plan

Each of the named executive officers is provided change in control protections under the Senior Executive Change in Control Plan (the “Change in Control Plan”). This plan provides benefits on a “double trigger,” meaning the severance benefits are due only if the Company terminates the executive’s employment without “cause” or the executive terminates his employment for “good reason”, in either case within a two-year period following a change in control.

The Committee believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our named executive officers. The Change in Control

Plan allows our named executive officers to focus on the Company’s business and objectively evaluate any future proposals during potential change in control transactions without being distracted by potential job loss. It also enhances retention following a change in control, as the severance benefits are payable only if the executive incurs a qualifying termination within a certain period following a change in control, rather than merely as a result of the change in control.

All equity awards held by our named executive officers would immediately vest upon a change in control. Unlike the cash severance described above, the accelerated vesting is not contingent upon a qualifying termination within a certain period following a change in control. This “single trigger” is appropriate because the Company’s equity may change in the event of a change in control and the Committee believes our named executive officers should have the same opportunity to realize value in a change in control transaction as public shareholders.

The termination of The Edward W. Scripps Trust (the “Trust”) in October 2012, the distribution from the Trust of the common voting shares to the residuary beneficiaries in 2013, and the effectiveness of the Scripps Family Agreement do not constitute a change in control under the Change in Control Plan or the equity awards discussed in the preceding paragraphs.

Additional Information

Please refer to the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for information regarding potential payments and benefits, if any, that each named executive officer is entitled to receive upon certain terminations of employment or in connection with a change in control.

Compensation Consultant and Peer Group

Independent Compensation Consultant

The Compensation Committee directly retains Meridian Compensation Partners, LLC (“Meridian”) to assist it in developing and reviewing our executive compensation strategy and programs. Meridian reports directly to the Committee and serves at the sole discretion of the Committee. It does not perform any other services for the Company. The Compensation Committee has assessed the independence of Meridian pursuant to Securities and Exchange Commission rules and concluded that no conflict of interest exists that would prevent Meridian from independently advising the Compensation Committee.

We believe that our compensation program should remain competitive in order to attract and retain key executive talent. Therefore, as part of its engagement, Meridian provided information to the Compensation Committee about the target market compensation levels, pay mix and overall design for the components of total direct compensation based on the pay practices of companies in our executive compensation peer group.

Compensation Peer Group

Our compensation peer group consists of companies that operate in the broadcast television and/or newspaper industries and whose business models are similar to ours. We review our compensation peer group based on the Company’s current strategic direction, size and market for competitive talent. Based on that review, we made no changes to our peer group for 2013.

The peer group consisted of the following companies:

Compensation Peer Group

A.H. Belo Corporation	LIN Media
Belo Corporation	The McClatchy Company
Fisher Communications, Inc.	Media General, Inc.
Gannett Co., Inc.	Meredith Corporation
Gray Television, Inc.	The New York Times Company
Journal Communications Inc.	Nexstar Broadcasting Group, Inc.
Lee Enterprises, Incorporated	Sinclair Broadcast Group, Inc.

While no changes were made to the compensation peer group in 2013, there will be at least two changes for 2014:

•	Effective December 2013, Gannett Co., Inc. completed its acquisition of Belo Corporation and as a result Belo Corporation will not be included in the compensation peer group in 2014.

•	Effective August 2013, Sinclair Broadcast Group, Inc. completed its acquisition of Fisher Communications, Inc. and as a result Fisher Communications, Inc. will not be included in the compensation peer group in 2014.

2013 Summary Compensation Table

The following Summary Compensation Table provides information regarding the compensation earned in 2011, 2012 and 2013 by our named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Richard A. Boehne President & Chief Executive Officer	2013	680,000	924,767	49,742	0	123,085	1,777,594
	2012	680,000	957,646	936,700	921,935	101,040	3,597,321
	2011	680,000	896,190	510,000	339,324	77,012	2,502,526

Timothy Wesolowski Senior Vice President/ Chief Financial Officer & Treasurer (5)	2013	360,000	308,248	13,860	0	18,985	701,093
	2012	340,000	319,215	246,500	0	12,080	917,795
	2011	105,841	201,991	47,628	0	871	356,331

Brian G. Lawlor Senior Vice President/ Television	2013	460,000	308,248	51,992	0	29,367	849,607
	2012	460,000	319,215	333,546	301,787	31,927	1,446,475
	2011	460,000	298,727	207,000	141,410	28,022	1,135,159

Timothy E. Stautberg Senior Vice President/ Newspapers	2013	440,000	308,248	15,428	0	46,022	809,698
	2012	440,000	319,215	293,816	348,830	48,284	1,450,145
	2011	403,077	521,632	181,385	168,485	39,827	1,314,406

William Appleton Senior Vice President/ General Counsel	2013	375,000	308,248	14,438	0	36,163	733,849
	2012	354,663	319,215	257,131	18,018	28,656	977,683
	2011	337,500	298,727	151,875	10,514	23,340	821,956

(1)	Represents the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), of equity awards in the applicable year, disregarding the impact of estimated forfeitures relating to service-based vesting conditions. See footnote 20 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013 (“2013 Annual Report”), for an explanation of the assumptions made in the valuation of the awards. The Company did not meet the performance metrics necessary to payout the Performance-Based awards during 2013.
(2)	Represents the annual incentive earned in the applicable year.
(3)	Represents the increase in the present value of the accumulated benefits under the pension plan and the Scripps Supplemental Executive Retirement Plan (SERP) for the applicable year. In 2013, the values in these plans decreased for Mr. Boehne ($231,796); Mr. Lawlor ($45,318); Mr. Stautberg ($86,263); and Mr. Appleton ($10,544). Our named executive officers did not accrue any preferential or above-market earnings on non-qualified deferred compensation. The Company froze service accruals in the pension plan and SERP effective June 30, 2009, and froze all compensation accruals after 2014. As a result, Mr. Wesolowski does not participate in these plans.

(4)	Represents the perquisites and other benefits earned in the applicable year. The benefits for 2013 are outlined in the table below. For more information about these benefits, please refer to the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement.

Name	Financial Planning ($) (i)	Matching Charitable Contributions ($) (ii)	Other Income ($) (iii)	Transition & Matching Contribution ($) (iv)	Total ($)
Mr. Boehne	15,000	3,000	0	105,085	123,085
Mr. Wesolowski	10,000	0	60	8,925	18,985
Mr. Lawlor	0	0	832	28,535	29,367
Mr. Stautberg	10,000	3,000	0	33,022	46,022
Mr. Appleton	10,000	3,000	0	23,163	36,163

(i)	Represents all amounts paid by the Company for financial planning services.
(ii)	Scripps Howard Foundation matches on a dollar-for-dollar basis up to $3,000 annually for charitable contributions made by the executives. This program is available to all employees.
(iii)	Represents the cost of the senior executive physical, if any, that is in excess of the cost of a physical covered under the Company’s general health plan.
(iv)	Represents the amount of all matching contributions made under the Company’s 401(k) plan and Executive Deferred Compensation Plan and the transition credits made under the Transition Credit Plan.
(5)	Mr. Wesolowski was appointed as the Senior Vice President/Chief Financial Officer and Treasurer effective August 31, 2011.

2013 Grants of Plan-Based Awards

The following table sets forth information for each named executive officer regarding annual incentive and restricted share unit awards granted during 2013.

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards ($) (4)
			Threshold ($)	Target ($)	Maximum ($)	Target (#)
Mr. Boehne	Annual Incentive		32,300	646,000	969,000
	3/14/2013	2/21/2013				23,979		277,437
	3/14/2013	2/21/2013					55,949	647,330

Mr. Wesolowski	Annual Incentive		9,000	180,000	270,000
	3/14/2013	2/20/2013				7,993		92,479
	3/14/2013	2/20/2013					18,649	215,769

Mr. Lawlor	Annual Incentive		9,488	230,000	345,000
	3/14/2013	2/20/2013				7,993		92,479
	3/14/2013	2/20/2013					18,649	215,769

Mr. Stautberg	Annual Incentive		9,075	220,000	330,000
	3/14/2013	2/20/2013				7,993		92,479
	3/14/2013	2/20/2013					18,649	215,769

Mr. Appleton	Annual Incentive		9,375	187,500	281,250
	3/14/2013	2/20/2013				7,993		92,479
	3/14/2013	2/20/2013					18,649	215,769

(1)	Represents the annual incentive opportunities granted in 2013. The “Threshold”, “Target” and “Maximum” columns reflect the range of potential payouts when the performance goals were established. The threshold payout equals the minimum percent of the target award that can potentially be paid out above zero. The maximum equals 150 percent of the target award. The actual 2013 incentive award was determined on February 24, 2014, for our named executives except for Mr. Boehne’s which was determined on February 25, 2014. The actual 2013 incentive award is set forth in the Non-Equity Incentive Plan Compensation column of the 2013 Summary Compensation Table of this proxy statement.
(2)	Represents the performance-based restricted share units granted in 2013 under the Long-Term Incentive Plan. The “Target” column reflects the payout when the performance goal was established; there are no threshold or maximum payout levels. The actual number of units received was determined on March 14, 2013. The performance metric was not met; therefore, these shares were forfeited and are not included in the “Number of Shares or Units of Stock that have not Vested” column of the 2013 Outstanding Equity Awards at Fiscal Year-End table of this proxy statement.
(3)	Represents the time-based restricted share units granted to the named executive officers in 2013. The restricted share units vest in four equal, annual installments for so long as the executive remains employed by the Company. Vesting accelerates upon the executive’s termination without cause, death, disability, or retirement, or in the event of a change in control. The executives are entitled to dividend equivalents if and when dividends are paid on Class A common shares.
(4)	Represents the grant date fair value (market price), as determined in accordance with FASB ASC Topic 718, of each equity award listed in the table.

2013 Outstanding Equity Awards at Fiscal Year-End

The following tables set forth information for each named executive officer with respect to (i) each option to purchase stock that had not been exercised and remained outstanding as of December 31, 2013, and (ii) each award of restricted share units that had not vested and remained outstanding as of December 31, 2013.

In connection with the 2008 spin-off of Scripps Networks Interactive, Inc. (“SNI”), all Company stock options held by individuals who remained employed by the Company (including the named executive officers other than Mr. Wesolowski and Mr. Appleton) were adjusted as follows: (i) vested stock options were split 80 percent — 20 percent between SNI stock options and Company stock options, and (ii) unvested stock options remained unvested Company stock options. In each case, the number of shares and the exercise price of each stock option were adjusted to maintain the award’s economic value. All of the information in the following tables reflects the equitable adjustments to the number and type of shares and the exercise price that occurred in connection with the spin-off and the related one-for-three reverse stock split.

	Outstanding Equity Awards at Fiscal Year-End
	E. W. Scripps Equity Awards
	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (1) Exercisable	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#) (3)	Market Value of Shares or Units of Stock that have not Vested ($) (4)
Mr. Boehne	258,215	10.41	2/21/2015
	410,798	9.09	2/20/2016

Total	669,013			206,808	4,491,870

Mr. Wesolowski	0

Total	0			55,564	1,206,850

Mr. Lawlor	34,425	10.41	2/21/2015
	46,948	9.09	2/20/2016

Total	81,373			68,936	1,497,290

Mr. Stautberg	51,642	10.41	2/21/2015
	70,422	9.09	2/20/2016

Total	122,064			80,391	1,746,093

Mr. Appleton	0

Total	0			68,936	1,497,290

(1)	Represents the number of shares underlying the outstanding stock options that have vested as of December 31, 2013.
(2)	The exercise price equaled the fair market value per share of the underlying option shares on the date of grant.

(3)	Represents the number of restricted share units for each named executive officer outstanding as of December 31, 2013. Vesting is accelerated upon a termination without cause, death, disability, retirement or change in control. The vesting dates for each outstanding restricted share units are as follows:

Name	Grant Date	Total Number of Restricted Share Units Outstanding	Vesting Date
Mr. Boehne	3/9/2010	24,000	24,000 on 3/9/2014
	3/9/2010	6,000	6,000 on 3/9/2014
	3/8/2011	38,055	19,027 on 3/9/2014, 19,028 on 3/9/2015
	3/8/2011	9,514	4,757 on 3/9/2014, 4,757 on 3/9/2015
	3/15/2012	58,632	19,544 on 3/9/2014, 19,544 on 3/9/2015, 19,544 on 3/9/2016
	3/15/2012	14,658	4,886 on 3/9/2014, 4,886 on 3/9/2015, 4,886 on 3/9/2016
	3/14/2013	55,949	13,987 on 3/9/2014, 13,987 on 3/9/2015, 13,987 on 3/9/2016, 13,988 on 3/9/2017

	Total	206,808

Mr. Wesolowski	9/1/2011	12,484	6,242 on 9/1/2014, 6,242 on 9/1/2015
	3/15/2012	19,544	6,515 on 3/9/2014, 6,514 on 3/9/2015, 6,515 on 3/9/2016
	3/15/2012	4,887	1,629 on 3/9/2014, 1,629 on 3/9/2015, 1,629 on 3/9/2016
	3/14/2013	18,649	4,662 on 3/9/2014, 4,662 on 3/9/2015, 4,662 on 3/9/2016, 4,663 on 3/9/2017

	Total	55,564

Mr. Lawlor	3/9/2010	8,000	8,000 on 3/9/2014
	3/9/2010	2,000	2,000 on 3/9/2014
	3/8/2011	12,685	6,342 on 3/9/2014, 6,343 on 3/9/2015
	3/8/2011	3,171	1,585 on 3/9/2014, 1,586 on 3/9/2015
	3/15/2012	19,544	6,515 on 3/9/2014, 6,514 on 3/9/2015, 6,515 on 3/9/2016
	3/15/2012	4,887	1,629 on 3/9/2014, 1,629 on 3/9/2015, 1,629 on 3/9/2016
	3/14/2013	18,649	4,662 on 3/9/2014, 4,662 on 3/9/2015, 4,662 on 3/9/2016, 4,663 on 3/9/2017

	Total	68,936

Mr. Stautberg	3/9/2010	8,000	8,000 on 3/9/2014
	3/9/2010	2,000	2,000 on 3/9/2014
	3/8/2011	12,685	6,342 on 3/9/2014, 6,343 on 3/9/2015
	3/8/2011	3,171	1,585 on 3/9/2014, 1,586 on 3/9/2015
	7/1/2011	11,455	5,727 on 7/1/2014, 5,728 on 7/1/2015
	3/15/2012	19,544	6,515 on 3/9/2014, 6,514 on 3/9/2015, 6,515 on 3/9/2016
	3/15/2012	4,887	1,629 on 3/9/2014, 1,629 on 3/9/2015, 1,629 on 3/9/2016
	3/14/2013	18,649	4,662 on 3/9/2014, 4,662 on 3/9/2015, 4,662 on 3/9/2016, 4,663 on 3/9/2017

	Total	80,391

Mr. Appleton	3/9/2010	8,000	8,000 on 3/9/2014
	3/9/2010	2,000	2,000 on 3/9/2014
	3/8/2011	12,685	6,342 on 3/9/2014, 6,343 on 3/9/2015
	3/8/2011	3,171	1,585 on 3/9/2014, 1,586 on 3/9/2015
	3/15/2012	19,544	6,515 on 3/9/2014, 6,514 on 3/9/2015, 6,515 on 3/9/2016
	3/15/2012	4,887	1,629 on 3/9/2014, 1,629 on 3/9/2015, 1,629 on 3/9/2016
	3/14/2013	18,649	4,662 on 3/9/2014, 4,662 on 3/9/2015, 4,662 on 3/9/2016, 4,663 on 3/9/2017

	Total	68,936

(4)	The value was calculated using the closing market price of our Class A common shares on December 31, 2013 ($21.72 per share).

	Outstanding Equity Awards at Fiscal Year-End
	Scripps Networks Interactive
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) (1) Exercisable	Option Exercise Price ($) (2)	Option Expiration Date
Mr. Boehne	21,240	45.59	2/21/2015

Total	21,240

Mr. Wesolowski	0

Total	0

Mr. Lawlor	2,856	45.59	2/21/2015

Total	2,856

Mr. Stautberg	0

Total	0

Mr. Appleton	0

Total	0

(1)	Represents the number of shares underlying the outstanding Scripps Networks Interactive stock options that have vested as of December 31, 2013.
(2)	The exercise price equaled the fair market value per share of the underlying option shares on the date of grant.

2013 Option Exercises and Stock Vested

The following table sets forth information for each named executive officer with respect to the exercise of options and the vesting of restricted share units during 2013.

	Option Awards				Stock Awards
	E. W. Scripps		Scripps Networks Interactive		E. W. Scripps
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Mr. Boehne	248,825	957,090	119,952	2,920,078	427,051	4,736,058
Mr. Wesolowski	0	0	0	0	14,384	185,968
Mr. Lawlor	44,440	181,121	14,280	415,234	84,211	935,084
Mr. Stautberg	53,989	266,236	0	0	148,077	1,673,121
Mr. Appleton	0	0	0	0	142,350	1,578,682

(1)	Represents the product of (i) the number of shares acquired upon the exercise of the stock option, multiplied by (ii) the excess of the closing price per share on the date of exercise, over the per share exercise price of the stock option.
(2)	Represents the product of the number of shares of stock covered by the restricted share units that vested and the closing price per share of stock on the vesting date.

2013 Pension Benefits

The following table sets forth information regarding the pension benefits for each named executive officer.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Mr. Boehne (2)	Scripps Pension Plan	23.92	711,538	0
	Cincinnati Newspaper Guild and Post Retirement Income Plan	2.42	8,245	0
	SERP	23.92	2,678,344	0

Mr. Wesolowski	Scripps Pension Plan	0.00	0	0
	SERP	0.00	0	0

Mr. Lawlor	Scripps Pension Plan	15.83	279,725	0
	SERP	15.83	412,887	0

Mr. Stautberg	Scripps Pension Plan	19.00	407,576	0
	SERP	19.00	492,499	0

Mr. Appleton	Scripps Pension Plan	1.17	39,922	0
	SERP	1.17	35,549	0

(1)	The number of years of credited service and the present value of accumulated benefit are calculated as of December 31, 2013. The present value of accumulated benefit was calculated using the same assumptions included in the 2013 Annual Report, except that (i) no pre-retirement decrements were assumed, and (ii) a single retirement age of 62 was used instead of retirement decrements. The Company froze the accrual of credited service (but not vesting service) in the pension plan and SERP effective June 30, 2009, and froze all compensation accruals after 2014. As a result, Mr. Wesolowski does not participate in those plans. All of the eligible named executive officers are fully vested in their benefits.
(2)	Mr. Boehne’s benefit from the Scripps Pension Plan is calculated based on all credited service through June 30, 2009, including his service with the Cincinnati Post, with an offset for the benefit earned in the Cincinnati Newspaper Guild and Post Retirement Income plan. Mr. Boehne was a participant in the Cincinnati Newspaper Guild and Post Retirement Income plan from July 28, 1985, to January 5, 1988.

Description of Retirement Plans

Pension Plan

The Scripps Pension Plan (the “Pension Plan”) is a tax-qualified pension plan covering substantially all eligible non-union employees that began employment prior to July 1, 2008 (the majority of our defined benefit plans were frozen June 30, 2009). The material terms and conditions of the Pension Plan as they pertain to the named executive officers include the following:

Benefit Formula: Subject to applicable Internal Revenue Code limits on benefits, the monthly normal retirement benefit is equal to 1 percent of the participant’s average monthly compensation up to an integration level plus 1.25 percent of the participant’s average monthly compensation in excess of the integration level, multiplied by the participant’s months and years of service. The integration level is the average of the Social Security taxable wage bases for the 35 years prior to the participant’s termination (or disability, if applicable). Average monthly compensation is the monthly average of the compensation earned during the five consecutive years in the 11 years before termination for which the participant’s compensation was the highest. In 2009, we amended the pension plan to freeze service accruals as of June 30, 2009, and to freeze compensation accruals after a five-year transition period ending December 31, 2014. As a result, Mr. Wesolowski does not participate in the Pension Plan.

Compensation: Subject to the applicable Internal Revenue Code limit ($255,000 for 2013), compensation includes salary, bonuses earned during the year and paid by March 15 of the following calendar year, and amounts deferred pursuant to the Scripps Retirement and Investment Plan and the Scripps Choice Plan.

Normal Retirement: A participant is eligible for a normal retirement benefit based on the benefit formula described above if his or her employment terminates on or after age 65.

Early Retirement: A participant is eligible for an early retirement benefit if his or her employment terminates on or after age 55 and he or she has completed 10 years of service. The early retirement benefit is equal to the normal retirement benefit described above, reduced by 0.4167 percent for each month the benefit commences before age 62. The Company does not grant extra years of service to any named executive officer under the Pension Plan.

Deferred Vested Benefits: A participant who is not eligible for a normal or early retirement benefit, but has completed five years of service is eligible for a deferred retirement benefit following termination of employment, beginning at age 55, subject to a reduction of 0.5 percent for each month the benefit commences before age 65.

Form of Benefit Payment: The benefit formula calculates the amount of benefit payable in the form of a monthly life annuity (which is the normal form of benefit for an unmarried participant). The normal form of payment for a married participant is a joint and 100 percent survivor annuity, which provides a reduced monthly amount for the participant’s life with the surviving spouse receiving 100 percent of the reduced monthly amount for life. Married participants with spousal consent can elect any optional form. Optional forms of benefits include a straight life annuity, a joint and 50 percent or 100 percent survivor annuity (which provides a reduced monthly amount for the participant’s life with the designated beneficiary receiving 50 percent or 100 percent of the monthly amount for life), or a monthly life annuity with a 10-year certain or five-year certain guarantee (which provides a reduced monthly amount for the participant’s life and, if the participant dies within 10 or five years of benefit commencement, equal payments to a designated beneficiary for the remainder of the 10-year or five-year certain period, as applicable).

All forms of benefit payment are the actuarially equivalent of the monthly life annuity form.

The Cincinnati Newspaper Guild and Post Retirement Income Plan

Mr. Boehne was a participant in this plan from July 28, 1985, to January 5, 1988. Mr. Boehne’s benefit from the Scripps Pension Plan is calculated based on all service, including his service with the Cincinnati Post, with an offset for the benefit earned in the Cincinnati Newspaper Guild and Post Retirement Income plan. Mr. Boehne’s accrued benefit is frozen in this plan. The benefits are payable at age 65 in the form of a life annuity or optional form as elected by participants.

SERP

The Scripps Supplemental Executive Retirement Plan (“SERP”) is intended to retain executive talent by supplementing benefits payable under the Pension Plan. The material terms and conditions of the SERP as they pertain to the named executive officers include the following:

Eligibility: An executive generally is eligible to participate in the SERP if he or she qualifies for a Pension Plan benefit that was limited by application of Internal Revenue Code limits on compensation and benefits under tax-qualified retirement plans. In 2009, we amended the SERP to freeze participation. As a result, Mr. Wesolowski does not participate in the SERP.

Benefit Formula: The SERP benefit is equal to the difference between the Pension Plan benefit calculated using the SERP definition of compensation and the actual Pension Plan benefit, plus a 2.9 percent gross-up for the combined employer/employee Medicare tax. Compensation includes all compensation included under the Pension Plan (without application of the IRS limit described under the Pension Plan), plus bonuses paid if earned more than one year prior to the payment date and certain deferred compensation and executive compensation payments designated by the Pension Board. In 2009, we amended the SERP to freeze service accruals as of June 30, 2009, and to freeze compensation accruals after a five-year transition period ending December 31, 2014.

Benefit Entitlement: A vested participant becomes entitled to a SERP benefit when he or she terminates employment. The benefit is paid in a single lump sum.

2013 Nonqualified Deferred Compensation

The following table sets forth information regarding the nonqualified deferred compensation for each named executive officer as of December 31, 2013.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
Mr. Boehne	81,702	88,510	9,395	0	1,147,338
Mr. Wesolowski	0	0	0	0	0
Mr. Lawlor	166,773	17,060	44,940	0	372,071
Mr. Stautberg	28,729	21,547	24,758	0	170,219
Mr. Appleton	22,628	13,200	8,073	0	85,403

(1)	Represents the base salary and annual incentive deferred by each named executive officer during 2013. The deferrals are included in the amounts reflected in the Salary and Non-Equity Incentive Plan Compensation columns of the 2013 Summary Compensation Table.
(2)	Represents the matching contributions made under the Executive Deferred Compensation Plan and the transition credits made to the Transition Credit Plan. The matching contribution and transition credits are included in the All Other Compensation column of the 2013 Summary Compensation Table.
(3)	The aggregate balance as of December 31, 2013, for each named executive officer includes the following amounts that were previously earned and reported as compensation in 2006 through 2012:

Name	Base Deferred ($)	Bonus Deferred ($)	Matching Contributions ($)
Mr. Boehne	162,095	30,600	135,738
Mr. Wesolowski	0	0	0
Mr. Lawlor	12,900	103,500	17,702
Mr. Stautberg	40,169	10,883	30,516
Mr. Appleton	16,757	9,113	12,217

Description of Nonqualified Deferred Compensation Plan

Our named executive officers are eligible to defer up to 50 percent of their pre-tax base salary and up to 100 percent of their pre-tax annual incentive compensation under the terms of the Executive Deferred Compensation Plan. The plan is available to a select group of highly compensated employees and is unfunded and unsecured. Our named executive officers are also entitled to a matching credit on base salary deferrals equal to 100 percent on the first 1 percent of base salary (in excess of the applicable Internal Revenue Code limit) and annual incentive deferrals, plus 50 percent on the next 5 percent of those deferrals. Under the Transition Credit Plan, “excess” age and service credits are made on behalf of named executive officers whose contributions under the 401(k) plan are subject to limits imposed by the Internal Revenue Code.

Payments from the Executive Deferred Compensation Plan are made in cash at certain future dates specified by participants or upon earlier termination of employment or death. Payments are made in the form of a lump sum or in monthly installments of five, 10 or 15 years, as elected by the participants. Payments are automatically accelerated and paid in a lump sum in the event of a termination of employment within two years following a change in control of the Company. Payments from the Transition Credit Plan, which is in effect from 2011 to 2015, are made in cash as a single lump sum six months following termination of employment.

The deferred compensation is credited with earnings, gains and losses in accordance with deemed investment elections made by participants from among various crediting options established by the Company from time to time. Participants are permitted to change their deemed investment elections daily. For 2013, the investment options tracked returns under publicly available and externally managed investment funds such as mutual funds.

Potential Payments Upon Termination or Change in Control

The Company has entered into agreements and maintains plans and arrangements that require it to pay or provide compensation and benefits to the named executive officers in the event of certain terminations of employment or a change in control. The estimated amount payable or provided to each of these executives in each situation is summarized below. These estimates are based on the assumption that the various triggering events occurred on the last day of 2013, along with other material assumptions noted below. The actual amounts that would be paid to these executives upon termination or a change in control can only be determined at the time the actual triggering event occurs.

The amount of compensation and benefits described below does not take into account compensation and benefits that a named executive officer has earned prior to the applicable triggering event, such as the 2013 annual incentive payouts, equity awards that had previously vested in accordance with their terms, or vested benefits otherwise payable under the retirement plans and programs (unless those benefits are enhanced or accelerated). Please refer to the “Non-Equity Incentive Plan Compensation” column of the 2013 Summary Compensation Table for the amount of the 2013 annual incentive payout, the 2013 Outstanding Equity Awards at Fiscal Year-End table for a summary of each named executive officer’s vested equity awards, the Pension Benefits table for a summary of each named executive officer’s vested pension benefit, and the Nonqualified Deferred Compensation table for a summary of each named executive officer’s deferred compensation balance. Please see the 2013 Summary Compensation Table for the annual incentive earned by our named executive officers in 2013.

Name and Triggering Event	Cash Severance Payment ($) (1)	Incremental Retirement Plan Benefit ($) (2)	Welfare and Other Benefits ($) (3)	Stock Awards ($) (4)	Total ($) (5)
Mr. Boehne
• Voluntary termination	0	203,541	0	4,491,870	4,695,411
• Involuntary termination without cause	2,652,000	203,541	32,219	4,491,870	7,379,630
• CIC	0	0	0	5,012,694	5,012,694
• Involuntary or good reason termination after a CIC	4,850,100	733,967	52,356	0	5,636,423
• Death	1,972,000	42,999	32,219	4,491,870	6,539,088
• Disability	1,972,000	203,541	32,219	4,491,870	6,699,630
• Retirement (6)	0	203,541	0	4,491,870	4,695,411

Mr. Wesolowski
• Voluntary termination	0	0	0	0	0
• Involuntary termination without cause	540,000	0	17,076	1,206,850	1,763,926
• CIC	0	0	0	1,380,458	1,380,458
• Involuntary or good reason termination after a CIC	1,213,000	0	798,930	0	2,011,930
• Death	360,000	0	0	1,206,850	1,566,850
• Disability	360,000	0	0	1,206,850	1,566,850
• Retirement (6)	0	0	0	0	0

Name and Triggering Event	Cash Severance Payment ($) (1)	Incremental Retirement Plan Benefit ($) (2)	Welfare and Other Benefits ($) (3)	Stock Awards ($) (4)	Total ($) (5)
Mr. Lawlor
• Voluntary termination	0	0	0	0	0
• Involuntary termination without cause	690,000	0	17,076	1,497,290	2,204,366
• CIC	0	0	0	1,670,898	1,670,898
• Involuntary or good reason termination after a CIC	1,587,092	0	31,751	0	1,618,843
• Death	460,000	0	0	1,497,290	1,957,290
• Disability	460,000	0	0	1,497,290	1,957,290
• Retirement (6)	0	0	0	0	0

Mr. Stautberg
• Voluntary termination	0	0	0	0	0
• Involuntary termination without cause	660,000	0	17,076	1,746,093	2,423,169
• CIC	0	0	0	1,919,701	1,919,701
• Involuntary or good reason termination after a CIC	1,467,632	0	32,396	0	1,500,028
• Death	440,000	0	0	1,746,093	2,186,093
• Disability	440,000	0	0	1,746,093	2,186,093
• Retirement (6)	0	0	0	0	0

Mr. Appleton
• Voluntary termination	0	726	0	0	726
• Involuntary termination without cause	562,500	726	17,076	1,497,290	2,077,592
• CIC	0	0	0	1,670,898	1,670,898
• Involuntary or good reason termination after a CIC	1,264,262	7,885	33,798	0	1,305,945
• Death	375,000	0	0	1,497,290	1,872,290
• Disability	375,000	726	0	1,497,290	1,873,016
• Retirement (6)	0	726	0	0	726

(1)	Amounts listed under “Cash Severance Payment” are payable in a lump sum under the terms of the named executive officer’s employment agreement (Mr. Boehne only), the Executive Severance Plan or the Senior Executive Change in Control Plan, as applicable.
(2)	Represents the actuarial present value of continued pension benefits, calculated using the pension plan’s provisions for a lump sum payment on January 1, 2014, a discount rate of 5.08 percent for the qualified plan and 5.07 percent for the nonqualified plan and the IRS’s required funding mortality.
(3)	Amounts listed under “Welfare and Other Benefits” include: (a) the amount that represents the premiums for continued medical and dental insurance; and (b) the tax gross-up for the 280G excise and related taxes, as required under the terms of the arrangements described below. The tax gross-ups are based on the following assumptions: (i) an excise tax rate of 20 percent and a combined federal, state and local income and employment tax rate of 55.47 percent, and (ii) no amounts were allocated to the non-solicitation or non-competition covenants. Section 280G of the Internal Revenue Code applies if there is a change in control of the Company, compensation is paid to a named executive officer as a result of the change in control (“parachute payments”), and the present value of the parachute payments is 300 percent or more of the executive’s “base amount,” which equals his average W-2 income for the five-calendar-year period immediately preceding the change in control (e.g., 2008-2012 if the change in control had occurred in 2013). If Section 280G applies, then the named executive officer is subject to an excise tax equal to 20 percent of the amount of the parachute payments in excess of his base amount (the “excess parachute payments”), in addition to income and employment taxes. Moreover, the Company is denied a federal income tax deduction for the excess parachute payments.

(4)	Represents the product of (i) the number of restricted share or units outstanding as of December 31, 2013, multiplied by (ii) $21.72 (i.e., the closing market price on December 31, 2013).
(5)	Represents the total payout under each termination category.
(6)	Equity awards vest on retirement. Only Mr. Boehne is retirement eligible. Mr. Appleton became retirement eligible on February 15, 2014.

Summary of Various Plans and Arrangements

Employment Agreements for Mr. Boehne

Under Mr. Boehne’s employment agreement, upon an involuntary termination of his employment without “cause,” or a voluntary termination of employment by him for “good reason,” he would be entitled to an amount equal to two times his base salary and target annual incentive, a pro-rated annual incentive based on actual performance for the year of termination, plus medical and dental coverage for two years and life insurance coverage through the remainder of the term. The term “cause” generally includes embezzlement, fraud or a felony; unauthorized disclosure of confidential information; a material breach of the agreement; gross misconduct or gross neglect of duties; failure to cooperate with an internal or regulatory investigation; or a violation of the Company’s written conduct policies or ethics code. The term “good reason” generally includes a reduction in duties or compensation; a relocation outside of Cincinnati; or a material breach of the employment agreement by the Company. In exchange for the benefits described above, Mr. Boehne agrees not to (i) disclose the Company’s confidential information; (ii) compete against the Company for six months after termination (12 months if terminated for “cause”); (iii) solicit the Company’s employees or customers for 12 months after termination; or (iv) disparage the Company for 12 months after termination.

Under Mr. Boehne’s employment agreement, upon a termination due to disability he would be entitled to a pro-rated target annual incentive from January 1 through one year after disability, plus continued base salary for one year and continued medical and dental benefits for two years. A termination due to death would entitle his estate to a pro-rated target annual incentive from January 1 through one year after death, plus continued base salary for one year and continued medical and dental benefits for two years.

Executive Severance Plan

Each named executive officer other than Mr. Boehne participates in the Executive Severance Plan. Upon an involuntary termination without “cause”, the severance benefit equals: (i) a pro-rated annual incentive, based on actual performance for the entire year, (ii) one times base salary and target annual incentive; (iii) accelerated vesting of Company equity awards (with options remaining outstanding for the remainder of their terms), and (iv) continued payment of monthly health care premiums for up to one year (subject to reduction if the participant becomes re-employed). Participants must sign a release of claims against the Company prior to receiving these severance benefits.

Upon a termination due to death or disability, each covered participant would be entitled to a pro-rated annual incentive, based on actual performance for the entire year, and 12 months of base salary.

Long-Term Incentive Plan

Under the terms of the Long-Term Incentive Plan, all outstanding equity awards held by the named executive officers will vest upon a change in control with the options remaining exercisable for the remainder of the original term. A change in control generally means (i) the acquisition of a majority of the Company’s voting common shares by someone other than a party to the Scripps Family Agreement; (ii) the disposition of assets accounting for 90 percent or more of the Company’s revenues, unless the trust or the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity, or (iii) a change in the membership of the Company’s board of directors, such that the current incumbents and their approved successors no longer constitute a majority.

If a named executive officer dies, becomes disabled or retires, then any equity awards issued under the Company’s Long-Term Incentive Plan will become fully vested, and in the case of stock options, be exercisable until their expiration date.

Executive Annual Incentive Plan

Under the Executive Annual Incentive Plan, in the event that a participant’s employment terminates within one year of a “change in control,” the Company or its successor would be required to pay a lump sum amount to the participant equal to the target annual incentive opportunity for the performance period in which the termination occurs.

Senior Executive Change in Control Plan

Each named executive officer participates in the Senior Executive Change in Control Plan. Under this plan, if the executive’s employment is terminated by the Company other than for “cause,” death or disability, or if the executive resigns for “good reason,” within two years after a “change in control,” then the Company or its successor will be obligated to pay or provide the following benefits:

•	A lump sum payment equal to three times for Mr. Boehne and two times for the other named executive officers of the executive’s annual base salary and annual incentive. For this purpose, base salary generally means the highest base salary in effect at any time during the prior three years, and annual incentive generally means the greater of (i) target in the year of termination or (ii) the highest annual incentive earned in the prior three years.

•	Continued medical, dental, disability, life and accidental death insurance coverage for 36 months for Mr. Boehne and 24 months for the other named executive officers.

•	A lump sum payment equal to the actuarial value of the additional benefits under the Company’s qualified and supplemental defined benefit plans that the executive would have received if his or her age (but not years of service) at the time of termination were increased by three years for Mr. Boehne and two years for the other named executive officers, and as if their compensation continued to accrue during the applicable period (but not beyond December 31, 2014).

•	A tax gross up for any excise tax imposed on excess golden parachute payments under Section 280G of the tax code.

Under the Change in Control Plan, the term “cause” generally includes a commission of a felony or an act that impairs the Company’s reputation; willful failure to perform duties; or breach of any material term, provision or condition of employment. The term “good reason” generally includes a reduction in compensation or duties; relocation outside of Cincinnati; or a material breach of the employment terms by the Company. A change in control generally means (i) the acquisition of a majority of the Company’s voting common shares by someone other than The Edward W. Scripps Trust or a party to the Scripps Family Agreement; (ii) the disposition of assets accounting for 90 percent or more of the Company’s revenues, unless the trust or the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity.

2013 Director Compensation

The following table sets forth information regarding the compensation earned in 2013 by non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Kelly P. Conlin (3)	44,500	53,990	0	98,490
John W. Hayden	73,000	53,990	0	126,990
Anne M. La Dow	56,000	53,990	0	109,990
Roger L. Ogden	66,000	53,990	0	119,990
Mary McCabe Peirce	63,000	53,990	0	116,990
J. Marvin Quin (4)	78,500	53,990	0	132,490
Nackey E. Scagliotti (5)	24,000	0	0	24,000
Paul K. Scripps	60,000	53,990	1,000	114,990
Kim Williams	70,000	53,990	0	123,990

(1)	Represents the aggregate grant date fair value of restricted share unit awards granted in 2013, as determined in accordance with FASB ASC Topic 718. See footnote 20 of our 2013 Annual Report for the assumptions used in the valuation of these awards.
(2)	Represents the charitable contributions made on behalf of our directors by the Scripps Howard Foundation.
(3)	Mr. Conlin was elected to the board of directors in May 2013.
(4)	Mr. Quin was named lead director in August 2013.
(5)	Ms. Scagliotti resigned from the board of directors in May 2013.

The following is a summary of the outstanding stock options and restricted share unit awards held by each non-employee director as of December 31, 2013.

Name	E. W. Scripps Aggregate Number of Shares Underlying Stock Options Awards (#)	Scripps Networks Interactive Aggregate Number of Shares Underlying Stock Options Awards (#)	E. W. Scripps Aggregate Number of Restricted Share Unit Awards (#)
Mr. Conlin	0	0	3,918
Mr. Hayden	104,000	0	3,918
Ms. La Dow	0	0	3,918
Mr. Ogden	70,574	0	3,918
Ms. Peirce	0	0	3,918
Mr. Quin	0	0	3,918
Ms. Scagliotti	42,250	17,136	0
Mr. Scripps	84,504	34,272	3,918
Ms. Williams	104,000	0	3,918

Description of Director Compensation Program

The Company’s director compensation program is designed to enhance its ability to attract and retain highly qualified directors and to align their interests with the long-term interests of its shareholders. The program includes a cash component, which is designed to compensate non-employee directors for their service on the board and an equity component, which is designed to align the interests of non-employee directors and shareholders. The Company also provides certain other benefits to non-employee directors, which are described below. Directors who are employees of the Company receive no additional compensation for their service on the board.

Cash Compensation

Each non-employee director is entitled to receive an annual cash retainer of $40,000. Committee chairs also receive an annual retainer as described in the table below. The retainers are paid in equal quarterly installments. Each non-employee director is also entitled to receive a fee for each board meeting and committee meeting attended, as follows:

Meeting Fees

Board	$2,500
Executive, Compensation and Nominating & Governance Committees	$2,000
Audit Committee	$2,500
Telephonic meeting fees	$1,000

Annual Chair Fees

Lead Director	$15,000
Executive Committee	$3,000
Audit Committee	$9,000
Compensation Committee	$6,000
Nominating & Governance Committee	$3,000

Equity Compensation

In May 2013, non-employee directors, serving as of the 2013 Annual Shareholder Meeting, received a restricted share unit award equal to $50,000. The Committee attempted to target the equity compensation award to be comparable to the median value of equity compensation granted to directors of our compensation peer group. The restricted share units are paid on the earlier of the first anniversary of the date of grant, at termination of the director’s service on the board or a change in control. The restricted share unit award may be forfeited upon removal from the board for cause.

In 2011, the board of directors established stock ownership guidelines for our non-employee directors. Under these new guidelines, each non-employee director must own a number of Class A common shares with a value equal to three times his or her annual cash retainer by the later of February 2016, or five years from the date elected to the board. For this purpose, the shares may be owned directly, in trust, or through any unvested time-based restricted shares or restricted share units.

Name	Ownership Guidelines by Target Date	Target Number of Shares (based on 1/31/2014 price of 18.41)	Actual Ownership as of 1/31/2014
Mr. Conlin (1)	3 x Retainer	6,518	3,918
Mr. Hayden	3 x Retainer	6,518	51,025
Ms. La Dow	3 x Retainer	6,518	7,102
Mr. Ogden	3 x Retainer	6,518	51,068
Ms. Peirce	3 x Retainer	6,518	996,213
Mr. Quin	3 x Retainer	6,518	72,623
Mr. Scripps	3 x Retainer	6,518	53,280
Ms. Williams	3 x Retainer	6,518	77,493

(1)	Mr. Conlin has until May 1, 2018, to meet his ownership requirements.

Other Benefits

In addition to the above compensation, the Scripps Howard Foundation, an affiliate of the Company, matches, on a dollar-for-dollar basis, up to $3,000 annually of charitable contributions made by non-employee directors to qualifying organizations. This program also is available to all Scripps’ employees.

1997 Deferred Compensation and Stock Plan for Directors

A non-employee director may elect to defer payment of all or a designated percentage of the cash compensation received as a director under the Company’s 1997 Deferred Compensation and Stock Plan for Directors. The director may allocate the deferrals between a phantom stock account that credits earnings including dividends, based on the Company’s Class A common shares, or to a fixed-income account that credits interest based on the 12-month average of the 10-year treasury rate (as of November of each year), plus 1 percent. The deferred amounts (as adjusted for earnings, interest and losses) are paid to the director at the time he or she ceases to serve as a director or upon a date predetermined by the director, either in a lump sum or annual installments over a specified number of years (not to exceed 15) as elected by the director. Payments generally are made in the form of cash, except that the director may elect to receive all or a portion of the amounts credited to his or her phantom stock account in the form of Class A common shares.

* * * * *

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER

PARTICIPATION

None of the members of the Company’s compensation committee during 2013 (Mr. Roger L. Ogden, chair, Ms. Mary McCabe Peirce and Ms. Kim Williams) served as executive officers of the Company.

RELATED PARTY TRANSACTIONS

Related Party Transactions

Under its charter, the audit committee of the board of directors is responsible for reviewing any proposed related party transaction. The audit committee has approved a “Statement of Policy With Respect to Related Party Transactions” which recognizes that related party transactions can present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). This policy requires that a related party transaction be consummated or continued only if (i) the audit committee has approved or ratified the transaction, (ii) the transaction is on terms compatible to those that could be obtained in arm’s length dealings with an unrelated third party, (iii) in the case of compensation payable to an executive officer, such compensation has been approved or recommended to the board for approval by the compensation committee, and (iv) the transaction is also approved by the board if the transaction involves the chairman of the board or the chief executive officer of the Company. There were no related party transactions in 2013.

Scripps Family Agreement

The provisions of the Scripps Family Agreement govern the transfer and voting of Common Voting Shares held by the Signatories.

Transfer Restrictions. No Signatory to the Scripps Family Agreement may dispose of any Common Voting Shares (except as otherwise summarized below) without first giving other Signatories and the Company the opportunity to purchase such shares. Signatories may not convert Common Voting Shares into Class A Common Shares except for a limited period of time after giving other Signatories and the Company the aforesaid opportunity to purchase and except in certain other limited circumstances.

Signatories may transfer Common Voting Shares to their lineal descendants or trusts for the benefit of such descendants, or to any trust for the benefit of such a descendant, or to any trust for the benefit of the spouse of such descendant or any other person or entity. Descendants to whom such shares are sold or transferred outright, and trustees of trusts into which such shares are transferred, must become parties to the Scripps Family Agreement or such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Signatories may transfer Common Voting Shares by testamentary transfer to their spouses provided such shares are converted to Class A Common Shares and may pledge such shares as collateral security provided that the pledgee agrees to be bound by the terms of the Scripps Family Agreement. If title to any such shares subject to any trust is transferred to anyone other than a descendant of Robert Paine Scripps or John P. Scripps, or if a person who is a descendant of Robert Paine Scripps or John P. Scripps acquires outright any such shares held in trust but is not or does not become a party to the Scripps Family Agreement, such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Any valid transfer of Common Voting Shares made by Signatories without compliance with the Scripps Family Agreement will result in automatic conversion of such shares to Class A Common Shares.

The provisions restricting transfer of Common Voting Shares under the Scripps Family Agreement will continue until 21 years after the death of the last survivor of the descendants of Robert Paine Scripps and John P. Scripps alive when The Edward W. Scripps Trust terminated. The provisions of the Scripps Family Agreement governing the voting of Common Voting Shares are effective for a 10-year period (October 18, 2012, to October 18, 2022) and may be renewed for additional 10-year periods.

Voting Provisions. The Scripps Family Agreement provides that the Company will call a meeting of the Signatories prior to each annual or special meeting of the shareholders of the Company. At each of these meetings, the Company will submit to the Signatories each matter, including election of directors, that the Company will submit to its shareholders at the annual meeting or special meeting with respect to which the meeting of Signatories has been called. Each Signatory will be entitled, either in person or by proxy, to cast one vote for each Common Voting Share owned of record or beneficially by him or her on each such matter brought before the family meeting. Each Signatory will be bound by the decision reached by majority vote with respect to each such matter, and at the related annual or special meeting of the shareholders of the Company each Signatory will be required to vote his or her Common Voting Shares in accordance with the decisions reached at the family meeting.

PROPOSAL 2

ADVISORY (NON-BINDING) VOTE TO APPROVE

NAMED EXECUTIVE OFFICER COMPENSATION

(Item 2 on Proxy Card for Vote by Common Voting Shares only)

At the 2011 annual meeting, the holders of Common Voting Shares approved the Company’s recommendation to have an advisory (non-binding) vote to approve named executive officer compensation (a so-called “say-on-pay” vote) on an annual basis. The advisory vote is a non-binding vote on the compensation of the Company’s “named executive officers,” as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement.

The vote under this Proposal 2 is advisory, and therefore not binding on the Company, the board or our Compensation Committee. However, our board, including our Compensation Committee, values the opinions of our shareholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Holders of Common Voting Shares will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal 2:

RESOLVED, that the holders of the Common Voting Shares of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure and related material, set forth in the Company’s definitive proxy statement for the 2014 Annual Meeting of Shareholders.

Approval of this Proposal requires the affirmative vote of a majority of the votes cast in person or by proxy of the Common Voting Shares represented and entitled to vote at the meeting. The Board of Directors recommends that holders of such shares vote FOR the approval of Proposal 2. Proxies for Common Voting Shares solicited by the board will be voted FOR Proposal 2 unless shareholders specify a contrary choice in their proxies. Broker non-votes will not be treated as votes cast and will not have a positive or negative effect on the outcome of Proposal 2. Abstentions will be treated as votes cast and, consequently, will have the same effect as votes against Proposal 2.

Equity Compensation Plan Information

The following table provides information as of December 31, 2013, about our equity compensation plans under which awards are currently outstanding.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrents and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrents and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation plans approved by security holders	5,052,298	(1)(3)(4)	$9.46	5,834,928	(2)
Equity compensation plans not approved by security holders	—		$—	—

Total	5,052,298		$9.46	5,834,928

(1)	Includes the following plans: Long-Term Incentive Plan (“LTIP”), which encompasses the issuance of stock options, restricted shares, performance-based restricted shares, restricted stock units; Employee Stock Purchase Plan; and Deferred Compensation and Stock Plan for Directors (“DCSPD”).
(2)	Includes 1,323,677 shares reserved for future issuance of shares related to the ESPP. The maximum number of shares that may be issued pursuant to awards other than stock options under the LTIP is 4,511,251.
(3)	Includes 1,586,841 time-based and performance-based restricted share units at the target level. These shares are not included in the weighted average exercise price. The actual number of restricted share units delivered under the LTIP was determined on February 24, 2014, and is set forth in the “Number of Shares or Units of Stock that have Not Vested” column of the Outstanding Equity Awards at Fiscal Year-End table of this proxy statement. The executives have no rights to vote or receive cash dividends with respect to the underlying restricted share units until the date on which the actual number of restricted shares are determined and issued to the executive.
(4)	Includes 95,409 phantom shares credited to the accounts of directors under the DCSPD. These shares are not included in the weighted average exercise price. Under the DCSPD, a non-employee director may elect to defer payment of the cash compensation received as a director. The director may allocate the deferrals between a phantom stock account that credits earnings including dividends, based on the Company’s Class A Common Shares, or to a fixed income. The deferrals are paid to the director at the time he or she ceases to serve as a director or upon a date predetermined by the director. Payments may be made in cash, Class A Common Shares, or a combination of cash and shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and owners of more than 10 percent of the Company’s Class A Common Shares (“10 percent shareholders”), to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Class A Common Shares and other equity securities of the Company. Officers, directors and 10 percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based solely on a review of the copies of reports furnished to the Company and written representations that no other reports are required for the year ended December 31, 2013, all Section 16(a) requirements applicable to the Company’s executive officers, directors and 10 percent shareholders were complied with in a timely manner during 2013, except for the late filing of (i) a Form 4 with respect to each of Adam Symson, Senior Vice President/Digital, directors Ms. La Dow and Mr. Scripps, and shareholder Nackey E. Scagliotti, and (ii) a Form 3 for each of Kathy Scripps and the estate of Robert P. Scripps, Jr. Each late filing related to one transaction for each of such persons. Mr. Symson’s and Ms. La Dow’s case related to vesting of restricted share units, and in Mr. Scripps’ case related to a transaction in a trust of which he is a trustee. An administrative error on the part of the Company was responsible for the untimeliness of the filings for the aforesaid officer and directors, and safeguards have been implemented to prevent future errors.

ENGAGEMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

At its February 24, 2014, meeting, the audit committee of the board of directors approved the appointment of Deloitte as independent registered public accountants for the Company for the year ending December 31, 2014. A representative of Deloitte, the Company’s independent registered public accounting firm during 2013, is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if he or she desires and respond to appropriate questions.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Any shareholder proposals intended to be presented at the Company’s 2015 Annual Meeting of Shareholders must be received by the Company at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202, on or before November 28, 2014, and must otherwise comply with the Securities and Exchange Commission’s rules, to be considered for inclusion in our proxy materials for the Company’s 2015 annual meeting. Such proposals should be submitted by certified mail, return receipt requested.

If a shareholder intends to raise a proposal at the Company’s 2015 annual meeting that he or she does not seek to have included in the Company’s proxy materials, the shareholder must notify the Company of the proposal on or before February 13, 2015. If the shareholder fails to notify the Company, the Company’s proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if raised at the 2015 annual meeting, whether or not there is any discussion of such proposal in the 2015 proxy statement.

OTHER MATTERS

The presence of any shareholder at the meeting will not operate to revoke his or her proxy. A proxy may be revoked at any time, insofar as it has not been exercised, by submitting a new proxy with a later date, notifying the Company’s secretary in writing before the meeting, or voting in person at the meeting.

The persons named in the enclosed proxy, or their substitutes, will vote the shares represented by such proxy at the meeting. The forms of proxy for the two classes of stock permit specification of a vote for persons nominated for election as directors by each such class of stock, as set forth under “Election of Directors” above, and the withholding of authority to vote in the election of such directors or the withholding of authority to vote for one or more specified nominees. Where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted to elect directors as set forth under “Election of Directors.”

With respect to Proposal 2, upon which the holders of the Common Voting Shares will vote, where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted in favor of such proposal.

Under Ohio law and the Company’s Amended Articles of Incorporation, broker non-votes and abstaining votes will not be counted in favor of or against any nominee but will be counted as present for purposes of determining whether a quorum is present at the meeting. Director nominees who receive the greatest number of affirmative votes will be elected directors. The proposal to approve executive compensation must receive the affirmative vote of a majority of the Company’s Common Voting Shares cast at the meeting in person or by proxy. All other matters to be considered at the meeting require for approval the favorable vote of a majority of the Common Voting Shares cast at the meeting in person or by proxy. If any other matter properly comes before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. The Company does not know of any other matter that will be presented for action at the meeting, and the Company has not received any timely notice that any of the Company’s shareholders intend to present a proposal at the meeting.

The Signatories to the Scripps Family Agreement have informed the Company that at a meeting of the Signatories held pursuant to the Scripps Family Agreement on March 13, 2014, the Signatories approved election of the six nominees for the director positions elected by the holders of Common Voting Shares and approved Proposal 2. Accordingly, based on such approval, the Signatories will vote the Common Voting Shares held of record by them in favor of such nominees and for Proposal 2 at the Annual Meeting of Shareholders.

By order of the board of directors,

JULIE L. MCGEHEE, ESQ.
Secretary and Vice President

March 21, 2014

THE E.W. SCRIPPS COMPANY 312 WALNUT STREET SUITE 2800 CINCINNATI, OH 45202

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 4, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 4, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M68556-P50059 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THE E.W. SCRIPPS COMPANY
The Board of Directors recommends you vote FOR the following proposal:
1. Election of Directors

Nominees:		For	Withhold	Directors Recommend
1a.	Roger L. Ogden	☐	☐	For
1b.	J. Marvin Quin	☐	☐	For
1c.	Kim Williams	☐	☐	For

2. To transact such other business as may properly come before the meeting or any adjournment thereof.
		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

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M68557-P50059

THE E.W. SCRIPPS COMPANY

Annual Meeting of Shareholders

May 5, 2014 4:00 PM (Local Time)

This proxy is solicited by the Board of Directors

The undersigned appoints Timothy M. Wesolowski and Julie L. McGehee, each with full power of substitution, to act as proxies for the undersigned, and to vote all Class A Common Shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders on Monday, May 5, 2014 at 4:00 p.m. (Local Time) at the Scripps Center 10th Floor Conference Center, 312 Walnut Street, Cincinnati, OH 45202, and any and all adjournments thereof, as set forth on the reverse side.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:

FOR the nominees for directors specified

Continued and to be signed on reverse side

THE E.W. SCRIPPS COMPANY 312 WALNUT STREET SUITE 2800 CINCINNATI, OH 45202

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 4, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 4, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M68558-P50059 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THE E.W. SCRIPPS COMPANY
The Board of Directors recommends you vote FOR the following proposal:
1. Election of Directors

Nominees:		For		Withhold	Directors Recommend
1a.	Richard A. Boehne	☐		☐	For
1b.	Kelly P. Conlin	☐		☐	For
1c.	John W. Hayden	☐		☐	For
1d.	Anne M. La Dow	☐		☐	For
1e.	Mary McCabe Peirce	☐		☐	For
1f.	Paul K. Scripps	☐		☐	For

		For	Against	Abstain
2. Advisory (non-binding) vote to approve named executive officer compensation.		☐	☐	☐	For
3. To transact such other business as may properly come before the meeting or any adjournment thereof.
		Yes		No
Please indicate if you plan to attend this meeting.		☐		☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M68559-P50059

THE E.W. SCRIPPS COMPANY

Annual Meeting of Shareholders

May 5, 2014 4:00 PM (Local Time)

This proxy is solicited by the Board of Directors

The undersigned appoints Timothy M. Wesolowski and Julie L. McGehee, each with full power of substitution, to act as proxies for the undersigned, and to vote all Common Shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders on Monday, May 5, 2014 at 4:00 p.m. (Local Time) at the Scripps Center 10th Floor Conference Center, 312 Walnut Street, Cincinnati, OH 45202, and any and all adjournments thereof, as set forth on the reverse side.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:

FOR the nominees for directors specified and FOR item 2

Continued and to be signed on reverse side